                              AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

                                    BETWEEN

                         PNC BANK, NATIONAL ASSOCIATION

                                      AND


                              USA DETERGENTS, INC.


                               FEBRUARY 25, 1998

                               TABLE OF CONTENTS

1.   DEFINITIONS...................................................................................2

2.   CREDIT FACILITIES.............................................................................7

     2.1 Revolving Loan............................................................................7
     2.2 Capital Expenditure Facility..............................................................9
     2.3 Bridge Loan...............................................................................10
     2.4 Additional Provisions Re: Interest, Fees and
            Payments on All Loans..................................................................11

3.   SECURITY INTEREST.............................................................................12

     3.1 Grant of Security Interests...............................................................12
     3.2 Further Assurances........................................................................13
     3.3 Release of Mortgage Lien..................................................................13

4.   REPRESENTATIONS AND WARRANTIES................................................................14

     4.1 Organization and Qualification............................................................14
     4.2 Due Authorization; No Default.............................................................14
     4.3 No Governmental Consent Necessary.........................................................15
     4.4 No Proceedings............................................................................15
     4.5 Financial Statements......................................................................15
     4.6 No Change in Financial Condition; Solvency................................................15
     4.7 Compliance With Laws......................................................................15
     4.8 No Other Violations.......................................................................16
     4.9 Taxes and Assessments.....................................................................16
     4.10 Accounts.................................................................................16
     4.11 Inventory................................................................................16
     4.12 Books and Records........................................................................16
     4.13 Location of Collateral...................................................................16
     4.14 Places of Business.......................................................................16
     4.15 Other Name or Entities...................................................................16
     4.16 Title and Liens..........................................................................16
     4.17 ERISA....................................................................................17
     4.18 O.S.H.A..................................................................................17
     4.19 Environmental Matters....................................................................17
     4.20 Prohibited Business Activities...........................................................18
     4.21 Margin Stock.............................................................................19
     4.22 Representations and Warranties True, Accurate
           and Complete............................................................................19



5.   AFFIRMATIVE COVENANTS.........................................................................19

     5.1 Maintenance of Existence and Qualifications...............................................19
     5.2 Payment of Taxes and Other Obligations....................................................19
     5.3 Maintenance of Properties.................................................................19
     5.4 Notice of Adverse Events..................................................................19
     5.5 Information and Documents to be Furnished to Lender.......................................20
     5.6 Access to Records and Property............................................................22
     5.7 Insurance.................................................................................22
     5.8 Condition of Collateral; No Liens.........................................................23
     5.9 Records...................................................................................23
     5.10 Delivery of Documents....................................................................23
     5.11 United States Contracts..................................................................23
     5.12 Further Assurances.......................................................................23
     5.13 Operating Accounts.......................................................................23
     5.14 Related Entities.........................................................................23
     5.15 Environmental Site Assessments...........................................................23
     5.16 Additional Documents.....................................................................24
     5.17 Undertaking to Prepay Bridge Note........................................................24

6.   NEGATIVE COVENANTS............................................................................24

     6.1 No Consolidation, Merger, Acquisition, Liquidation........................................24
     6.2 Disposition of Assets or Collateral.......................................................24
     6.3 Other Liens...............................................................................24
     6.4 Other Liabilities.........................................................................25
     6.5 Loans.....................................................................................25
     6.6 Investments...............................................................................25
     6.7 Guaranties; Contingent Liabilities........................................................25
     6.8 Dividends and Other Distributions.........................................................25
     6.9 Transactions with Affiliates..............................................................26
     6.10 Sale of Inventory........................................................................26
     6.11 Removal of Collateral....................................................................26
     6.12 Transfer of Notes or Accounts............................................................26
     6.13 Settlements..............................................................................26
     6.14 Modification of Governing Documents......................................................26
     6.15 Change Business..........................................................................26
     6.16 Change of Location or Name...............................................................26
     6.17 Change of Accounting Practices...........................................................26
     6.18 Inconsistent Agreement...................................................................26
     6.19 Current Ratio............................................................................27


                                      ii

7.   CONDITIONS TO MAKING EXTENSIONS OF CREDIT.....................................................27

     7.1 Initial Extension of Credit...............................................................27
     7.2 Conditions to All Advances................................................................29

8.   ADDITIONAL POWERS OF LENDER...................................................................30

     8.1 Powers of Attorney........................................................................30
     8.2 Irrevocability; Lender's Discretion.......................................................31

9.   EVENTS OF DEFAULT.............................................................................32

     9.1 Failure to Pay............................................................................32
     9.2 Failure to Perform........................................................................32
     9.3 Cross Default; Default on Other Debt......................................................32
     9.4 False Representation or Warranty..........................................................32
     9.5 Cessation of Business.....................................................................32
     9.6 Change in Condition.......................................................................32
     9.7 Change in Management......................................................................33
     9.8 Liquidation or Dissolution................................................................33
     9.9 Inability to Pay Debts....................................................................33
     9.10 Bankruptcy; Insolvency...................................................................33
     9.11 Judgments................................................................................33
     9.12 Attachment...............................................................................33
     9.13 Condemnation.............................................................................33
     9.14 ERISA....................................................................................33
     9.15 Guaranty.................................................................................34

10.  REMEDIES......................................................................................34

     10.1 Rights in General........................................................................34
     10.2 Specific Rights Regarding Collateral.....................................................34
     10.3 Set-Off..................................................................................36
     10.4 Cumulative Remedies; No Waiver by Lender.................................................36
     10.5 Waivers and Agreements Relating to Remedies..............................................36

11.  ADDITIONAL WAIVERS AND CONSENTS OF BORROWER...................................................37

     11.1 Waivers..................................................................................37
     11.2 Consents.................................................................................37
     11.3 Applications of Payments.................................................................37
     11.4 Tax Refunds..............................................................................37


                                      iii

12.  TERMINATION OF AGREEMENT......................................................................37

     12.1 Termination Charge.......................................................................37
     12.2 Rights upon Termination..................................................................38
     12.3 Release..................................................................................38

13.  COSTS, EXPENSES AND TAXES.....................................................................38

14.  INDEMNIFICATION BY BORROWER/WAIVER OF CLAIMS..................................................39

     14.1 Indemnification..........................................................................39
     14.2 Waiver of Claims.........................................................................39
     14.3 Claims Procedure.........................................................................40

15.  MISCELLANEOUS.................................................................................40

     15.1 Entire Agreement; Amendments; Lender's Consent...........................................40
     15.2 Notices..................................................................................40
     15.3 Gender...................................................................................41
     15.4 Joint Borrowers..........................................................................41
     15.5 Maintaining Accounts Payable.............................................................41
     15.6 Cross Default; Cross Collateral..........................................................41
     15.7 Binding Effect; Governing Law............................................................42
     15.8 Further Assurances.......................................................................42
     15.9 Execution in Counterparts................................................................42
     15.10 Severability of Provisions..............................................................42
     15.11 Table of Contents; Headings.............................................................42
     15.12 Exhibits and Schedules..................................................................42
     15.13 Further Acknowledgments and Agreements of
            Borrower and Lender....................................................................42
     15.14 General Limitation on Amount of Liability...............................................43

16.  WAIVER OF JURY TRIAL, CONSENT TO JURISDICTION.................................................43

     16.1 Waiver of Jury Trial.....................................................................43
     16.2 Consent to Jurisdiction; Service of Process..............................................43

17.  ACKNOWLEDGMENT OF WAIVERS.....................................................................44

         This is an AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") made this 25th day of February, 1998 between PNC BANK, NATIONAL ASSOCIATION ("Lender"), having offices at Two Tower Center Boulevard, East Brunswick, New Jersey 08816, and USA DETERGENTS, INC., a corporation organized under the laws of the State of Delaware ("Borrower"), having its principal place of business at 1735 Jersey Avenue, North Brunswick, New Jersey 08902.

                                   WITNESSETH

         WHEREAS, Borrower and Lender have previously entered into a commercial lending relationship as evidenced by a Loan Agreement dated December 17, 1996, as same has or may have been amended or modified from time to time (the "December 1996 Loan Agreement"), and the Security Agreement dated March 31, 1997, which includes the Bridge Loan as defined in Section 2.3(1) infra (the "Bridge Loan Agreement"); and

         WHEREAS, Borrower acknowledges that certain Events of Default have occurred and are continuing under the December 1996 Loan Agreement, and the Bridge Loan Agreement, and in consideration for Borrower entering into and executing this Agreement (which shall become the operating agreement governing the terms and conditions relating to the liabilities of Borrower to Lender), Lender has agreed to waive all Events of Default under the December 1996 Loan Agreement and the Bridge Loan Agreement existing on the date hereof; and

         WHEREAS, Borrower has requested and Lender has agreed to restructure certain of Borrower's obligations to Lender and extend the time for repayment of same as hereinafter set forth; and

         WHEREAS, in order to secure the payment of the obligations due to Lender from Borrower, Lender requires a security interest in and to substantially all assets of Borrower as hereinafter set forth; and

         WHEREAS, Borrower has represented to Lender that Borrower is actively seeking to refinance its obligations to Lender with another lender; and

         WHEREAS, Lender is relying upon the representations of Borrower in entering into this Agreement; and

         WHEREAS, the parties hereto seek to memorialize the terms of their agreements by this writing.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1.       DEFINITIONS

         "Account" - all items described in the UCC definition thereof and all of the following, whether or not so described (in all cases whether now existing or hereafter created): all obligations of any kind at any time due or owing to Borrower and all rights of Borrower to receive payment or any other consideration (whether classified under the UCC or the law of any other state as accounts, accounts receivable, contract rights, chattel paper, General Intangibles, or otherwise) including without limitation invoices, contract rights, accounts receivable, General Intangibles, choses-in- action, notes, drafts, acceptances, instruments and all other debts, obligations and liabilities in whatever form owing to Borrower from any person, firm, corporation, governmental authority or other entity, together with all security for any thereof, and all of Borrower's rights to goods sold (whether delivered, undelivered, in transit or returns), represented by any thereof, together with all proceeds and products of any of the foregoing.

         "Account Debtor" - as described in the UCC definition thereof, including, whether or not so described, any Person who is or may become obligated under or with respect to or upon an Account, General Intangible or chattel paper.

         "Affiliate" - any Person, which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, any other Person; for the purposes of this definition, "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" - this Amended and Restated Loan and Security Agreement, all exhibits and schedules hereto and all extensions, renewals, amendments, modifications, substitutions and replacements hereto and hereof.

         "Banking Day" - any day other than a Saturday, Sunday or legal holiday for banks under the laws of the State wherein the New Jersey office of the Lender as set forth above is located.

         "Borrower" - shall have the meaning ascribed to such term in the preamble of this Agreement and shall be used throughout this Agreement as agreed in Section 15.4 of this Agreement.

         "Bridge Loan" - as defined in Section 2.3(1).

         "Bridge Note" - as defined in Section 2.3(1).

         "Capital Expenditure Loan" or "Capital Expenditure Loans" - as defined in Section 2.2(1).

         "Capital Expenditure Note" - as defined in Section 2.2(1).

         "Collateral" - all the following, wherever located and whether now existing or hereafter created or arising and whether now owned or hereafter acquired by Borrower or Guarantors: (i) the Accounts; (ii) the Inventory; (iii) the Equipment; (iv) General Intangibles; (v) the premises commonly known as (a) 1607 Anaconda Road, Harrisonville, Missouri (the "Missouri Property") and (b) 1600 U.S. Highway One North, North Brunswick, New Jersey (the "North Brunswick Property"), both owned by the Borrower; (vi) the unlimited continuing corporate guarantees of Chicago Management Powder Corp., Big Cloud Powder Corporation and Chicago Contract

Powder Corporation; (vii) the Warrant (as hereinafter defined); (viii) the Pledge (as hereinafter defined); (ix) the Post-Closing Collateral (as hereinafter defined); (x) all documents of title, policies or certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any thereof; all claims of Borrower against third parties for loss of or damage to, or otherwise relating to, any of the Collateral; (xi) all moneys, tax refunds, drafts, notes, items, leases, general or special deposits, balances, sums, proceeds and credits of Borrower; (xii) all other property of Borrower; (xiii) all rights and remedies which Borrower might exercise with respect to any of the foregoing but for the execution of this Agreement; and (xiv) all accessions and additions to, replacements and substitutions for, and proceeds and products of, the items described in the preceding clauses (i) through (xiii).

         "Credit Facility" - any loans and other financial accommodations made available to Borrower at any time pursuant to or encompassed by this Agreement.

         "Default Rate" - a rate of interest two (2%) percent per annum in excess of the then applicable rate.

         "Encumbrance" - any security interest, mortgage, charge, claim, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any capitalized lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC) in, upon, or against Borrower or any asset of Borrower, whether or not voluntarily given.

         "Environmental Claim" - any claim, suit, notice, order, demand or other communication made by any Person, including Borrower, with respect to Borrower or any of its properties, whether owned or leased, that: (i) asserts a violation of an Environmental Law; (ii) asserts a liability under an Environmental Law; (iv) demands information under an Environmental Law; (v) alleges personal injury or property damage resulting from Hazardous Substances; or (vi) alleges that there is or may be contamination.

         "Environmental Law" - any Governmental Rule concerning protection or regulation of the discharge of substances into the environment, including but not limited to those concerning air emissions, water discharges and treatment, storage tanks, and the handling, generation, treatment, storage and disposal of waste materials, chemical substances, pollutants, contaminants, toxic substances, pathogens, radioactive materials or hazardous substances of any kind, whether solid, liquid or gaseous, including without limitation the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq.,; the Clean Air Act, 42 U.S.C. ss.7401 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ss.ss.1801-1812; the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.136 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.300 et seq.; and each as amended and as now or hereinafter in effect, and their state and local counterparts or equivalents, including any regulations promulgated thereunder.

         "Equipment" - all items described in the UCC definition thereof and all of the following, whether or not so described (in all cases whether now owned or hereafter acquired by Borrower and wherever located): all of Borrower's equipment, machinery, furniture, fixtures, motor vehicles, parts, supplies and tools, and all other tangible personal property similar to any of the foregoing, and all repairs, modifications, alterations, replacements, additions, controls and operating accessories therefor.

         "ERISA" - as defined in Section 4.17.

         "Event of Default"- as defined in Section 9.

         "Existing Loans" - all of the following: (i) a Revolving Loan of up to $10,000,000.00 and a Capital Expenditure Loan of up to $20,000,000.00, both made in accordance with a Loan Agreement between the Borrower and Lender dated December 17, 1996, as amended; and (ii) a Bridge Loan of $10,000,000.00 made in accordance with a Security Agreement dated March 31, 1997.

         "GAAP" - generally accepted accounting principles in effect in the United States of America, consistently applied from reporting period to reporting period.

         "General Intangibles" - all items described in the UCC definition thereof and all of the following whether or not so described, owned by Borrower or in which Borrower has any right, title or interest, whether now owned or in existence or hereafter created or acquired, and including, without limitation: any chose in action, cause of action, business records, deposit account, invention, design, patent, patent application, trademark, trademark application (with the exception of an intent to use application), service mark, service mark application (with the exception of an intent to use application), trade name, trade name application, trade secret, good-will, copyright, copyright application, registration, license, franchise, customer list, tax refund claim, tax refund, computer program, claims under guaranties, security interests, rights to indemnification or any other intangible property of any kind or nature (other than an Account).

         "Governmental Authority" - any (i) nation, state, government, jurisdiction or jurisdictional authority (domestic, foreign or international), any political subdivision thereof, and any governmental, quasi-governmental, judicial, public, statutory, administrative or regulatory body, agency, department, bureau, authority, court, commission, board, office, instrumentality, administrative tribunal or other entity of any of the foregoing and any official thereof and (ii) any arbitrator, arbitration tribunal or other non-governmental entity which has jurisdiction over Borrower as a result of (A) the consent of Borrower or (B) being vested with such jurisdiction by any Governmental Authority.

         "Governmental Rule" - any constitutional provision, law, statute, code, act, rule, regulation, permit, license, treaty, ordinance, order, writ, injunction, decree, judgment, guideline, award, standard, directive, decision, determination, demand or holding of any Governmental Authority, whether in existence on the date hereof or whether issued, enacted or adopted hereafter, and any change therein or in the interpretation or application thereof following the date hereof.

         "Guarantor" or "Guarantors" - Chicago Management Powder Corp., Big Cloud Powder Corporation, Chicago Contract Powder Corporation, Mark Antebi, Daniel Bergman, Joseph Cohen, Uri Evan and Frederick Horowitz and their successors and assigns and any other Person who, at any time, shall agree to guaranty and be a surety for the Obligations. (Mark Antebi, Daniel Bergman, Joseph Cohen, Uri Evan and Frederick Horowitz are hereinafter sometimes referred to as the "Individual Guarantors".)

         "Inventory" - all items described in the UCC definition thereof and all of the following, whether or not so described (in all cases whether now owned or hereafter acquired by Borrower and wherever located): all goods, merchandise or other personal property held by Borrower for sale or lease or to be furnished under labels and other devices, names or marks affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof, and all right, title and interest of Borrower therein and thereto; all raw materials work or goods in process; and all materials and supplies of any kind or description used or usable in connection with the manufacture, packaging, shipping, advertisement, sale or finishing of any of the foregoing, together with all proceeds and products of any of the foregoing.

         "ISRA" - as defined in Section 4.19.

         "Loans" - the Revolving Loan, the Capital Expenditure Loan and the Bridge Loan, as the context may require, when not referred to by their full titles.

         "Maturity Date" - shall mean, in relation to the Bridge Loan (absent the existence of an Event of Default), January 4, 1999.

         "Notes" - the Amended and Restated Secured Revolving Promissory Note, the Amended and Restated Secured Capital Expenditure Note and the Amended and Restated Secured Bridge Note, as the context may require, when not referred to by their full titles.

         "Obligations" - all the following: (i) all principal of and interest on the Revolving Loan, the Capital Expenditure Loan and the Bridge Loan, and all other sums payable by Borrower or any Related Entity under the terms of this Agreement or any of the Relevant Documents; (ii) all other indebtedness, liabilities, obligations and agreements of every kind and nature of Borrower or any Related Entity to or with Lender or any affiliate of Lender whether pursuant to this Agreement, any of the Relevant Documents or otherwise, whether in the form of refinancing, letters of credit, bankers acceptances, interest rate agreements, hedge or currency contracts, guarantees, loans, interest, overdrafts charges, fees, expenses or otherwise, whether direct or indirect, whether acquired outright, conditionally or as collateral security from another, whether absolute or contingent, joint or several, liquidated or unliquidated, secured or unsecured, and whether arising by operation of law or otherwise. (iii) all guarantees of any of Borrower's indebtedness to Lender;
(iv) any participation or interest of Lender or any affiliate of Lender in any indebtedness, liabilities or agreements of Borrower, any Related Entity or any such guarantor to or with others; (v) all out-of-pockets costs and expenses incurred by Lender in connection with this Agreement and the Relevant Documents at any time, including, but not limited to the expenses and reasonable fees of Lender's counsel, whether of outside counsel or the allocated cost of Lender's in-house counsel; (vi) in each case whether now existing or hereafter created, whether now or hereafter contemplated, and including without limitation any future advances, renewals, extensions modifications or changes in form of, or substitutions for, any of the items described in the preceding clauses (i) through (v).

         "Permitted Encumbrance" - any one or combination of the following: (i) The liens and security interests in the Collateral granted to Lender; (ii) Liens for taxes, assessments, governmental charges or levies on Borrower or any of Borrower's properties, but only if such taxes, assessments, governmental charges or levies (A) are at the time due and payable or if they can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which Borrower has created adequate reserves; or (B) are not pursuant to any Environmental Law; (iii) Pledges or deposits to secure payment of workers' compensation obligations, unemployment insurance, deposits or indemnities to secure public or statutory obligations or for similar purposes; (iv) Mechanics', carriers' workmen's', repairmen's and other similar statutory liens incurred in the ordinary course of Borrower's business, so long as the liability secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings diligently conducted with respect to which Borrower has created adequate reserves or has adequate insurance protection; provided, however, that at no time may the aggregate amount of such liens exceed $100,000.00; (v) Encumbrances existing on the date hereof and listed on Schedule 4.16; provided, however, that the amount of the indebtedness secured by each such encumbrance shall not exceed the indebtedness secured by such encumbrance existing on the date hereof; and (vi) with regard to the North Brunswick Property, a second mortgage lien (the "Second Mortgage") granted by the Borrower to 101 Realty Associates, a New Jersey limited liability company formed by the Individual Guarantors to secure the principal sum of $4,000,000.00, and interest thereon, dated the same date as this Agreement.

         "Post-Closing Collateral" - a mortgage on the leasehold estate located at 6200 West 51st Street, Chicago (Clearing), Illinois (the "Chicago Property") owned by Chicago Contract Powder Corporation ("Chicago Contract"), which Lender recognizes requires the consent of the ground lessor, Witco Chemical Corporation (the "Witco Consent"), and that such mortgage is not effective until and unless the Witco Consent is obtained.

         "Person" - any individual, partnership, corporation, association, trust, business trust, joint venture, joint stock company, limited liability company, limited liability partnership, limited partnership, unincorporated organization or enterprise or Governmental Authority.

         "Pledge" - shall mean, collectively, the Pledge of Trademark as Security and the General Pledge of Trademark as Security delivered by Borrower to Lender dated the date hereof and all amendments, modifications, substitutions and replacements thereto and thereof.

         "Prime Rate" - the rate of interest announced from time to time by Lender as its "prime rate" or "prime lending rate," which rate is determined from time to time by Lender as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by Lender to any particular class or category of customers.

         "Related Entity" - any corporate subsidiary of Borrower and any unincorporated association or other Person through which Borrower conducts any part of its business.

         "Relevant Documents" - any and all documents and instruments delivered to Lender pursuant or incident to this Agreement or any of the Loans (i) by Borrower or any Related Entity; (ii) by any pledgor or grantor of a lien, security interest or other right, or (iii) by any Guarantor of any of the Obligations, including without limitation the guarantees of the Obligations of Borrower executed by the Guarantors under even date.

         "Revolving Loan" or "Revolving Loans" - as defined in Section 2.1(2).

         "Revolving Loan Limit" - as defined in Section 2.1(1).

         "Revolving Note" - as defined in Section 2.1(1).

         "Termination Date" - shall mean, in relation to the Revolving Loan and the Capital Expenditure Loan (absent the existence of an Event of Default), January 4, 1999.

         "Time Zone" - the time zone wherein the Lender's office set forth on the first page hereof is listed.

         "UCC" - the Uniform Commercial Code as in effect from time to time in the State wherein Lender's office as set forth on the first page hereof is located.

         "Warrant" - the Common Stock Purchase Warrant delivered by Borrower to Lender dated the date hereof and all extensions, renewals, amendments, modifications, substitutions and replacements thereto and thereof.


2.       CREDIT FACILITIES

         2.1      REVOLVING LOAN

         2.1(1)   WAIVER OF EXISTING DEFAULTS . Pursuant to the request of
Borrower, Lender hereby waives all Events of Default under the December 1996 Loan Agreement and the Bridge Loan Agreement existing on the date hereof. Notwithstanding such waiver, Borrower further acknowledges that it is bound by the terms and provisions contained in this Agreement, and that the Lender has the right to enforce all of its rights and remedies as set forth in this Agreement.

         2.1(2)   AMOUNT AND CERTAIN DEFINITIONS.

                  MAKING OF LOANS. Lender and Borrower have previously entered into the December 1996 Loan Agreement pursuant to which Lender has made loans to Borrower on a revolving loan basis. Borrower hereby agrees and acknowledges that there is due and owing, on account of the Loans, the aggregate principal sum of $39,997,983.16 plus accrued and unpaid interest and costs. Lender and Borrower have agreed to restructure, amend and restate the

December 1996 Loan Agreement as set forth herein. Provided no Event of Default has occurred or is continuing hereunder, and subject to the terms and conditions set forth herein, Lender shall, upon the request of Borrower, from the date hereof through the Termination Date, make Loans to Borrower ("Revolving Loan" or the "Revolving Loans") from time to time on a revolving loan basis in an aggregate principal amount not in excess at any time outstanding of Borrower's Revolving Loan Limit of Ten Million ($10,000,000.00) Dollars. The Revolving Loans shall be evidenced by the Amended and Restated Secured Revolving Promissory Note, as the same may be renewed, amended, extended or substituted from time to time (the "Revolving Note") substantially in the form of Exhibit A annexed to this Agreement. The Revolving Loans shall be payable in accordance with the terms of this Agreement.

                  2.1(3) INTEREST RATE. The Revolving Loans shall bear interest at a fluctuating interest rate per annum equal to the following: (i) one-quarter (1/4) of one percentage point above Lender's Prime Rate in effect from time to time, from the date of this Agreement through and including May 31, 1998; (ii) three quarters (3/4) of one percentage point above Lender's Prime Rate in effect from time to time from June 1, 1998 through and including August 31, 1998; (iii) one (1) percentage point above Lender's Prime Rate in the effect from time to time from September 1, 1998 through and including September 30, 1998; (iv) one and one quarter (1 1/4) percentage points above Lender's Prime Rate in effect from time to time from October 1, 1998 through and including October 31, 1998; (v) one and one half (1 1/2) percentage points above Lender's Prime Rate in effect from time to time from November 1, 1998 through and including November 30, 1998; (vi) two (2) percentage points above Lender's Prime Rate in effect from time to time from December 1, 1998 through and including January 4, 1999. Each change in such fluctuating interest rate to take effect simultaneously with the corresponding change in the Prime Rate, without notice to Borrower.

                  2.1(4) REPAYMENT. Interest on the Revolving Loans shall be due at the end of each calendar month and shall be payable immediately. Any failure or delay by Lender in presenting invoices for interest payments shall not discharge or relieve Borrower of the obligation to make such interest payments. The Revolving Loans plus all accrued and unpaid interest and fees thereon, shall be payable (x) on the Termination Date, or (y) at such other time as is provided in Section 10, Section 12 or elsewhere in this Agreement, whichever of (x) or (y) shall first occur.

                  2.1(5) DETERMINATION OF BALANCE OF REVOLVING LOANS. In determining the outstanding balance of the Revolving Loans, (i) domestic checks received by Lender before Noon in the Time Zone of a Banking Day will be credited on that Banking Day, and thereafter on the following Banking Day; (ii) any other form of funds received by Lender will be credited on the Banking Day when Lender has received notification of collection if before Noon (in the Time
Zone), and thereafter on the following Banking Day; and (iii) all credits shall be conditioned upon final payment to Lender in cash or solvent credits of the items giving rise to them and, if any item is not paid, the amount of any credit given for it shall be charged to the balance of the Revolving Loans whether or not the item is returned.

                  2.1(6) MONTHLY AND INTERIM STATEMENTS. Once each month Lender shall render a statement of account to Borrower showing the current status of principal, interest and service charges with respect to the Revolving Loans. The statement of account rendered by Lender shall be considered correct, accepted by Borrower and conclusively binding upon Borrower, unless Borrower gives Lender written notice to the contrary within ten (10) Banking Days after the sending of the statement by Lender. If Borrower disputes the correctness of Lender's statement, Borrower's notice shall specify in detail the particulars of its basis for contending that Lender's statement is incorrect.

                  2.1(7) ACCOUNT DEFICIENCIES. In the event Borrower's operating accounts with Lender contain a negative balance at any time, then Lender shall be deemed to have loaned the amount of such deficiency to Borrower, pursuant to the terms of this Section 2.1, on Lender's Banking Day immediately preceding the day on which such deficiency occurs. Nothing contained herein shall be deemed or construed to: (i) obligate Lender to honor any items presented to Lender for payment against any account of Borrower in which a deficiency exists, whether or not it has done so in the past; or (ii) relieve Borrower of its obligations to pay usual and customary charges of Lender imposed generally, in addition to the interest accrued as a result of any Revolving Loan made pursuant to this subsection.

         2.2      CAPITAL EXPENDITURE FACILITY

                  2.2(1) AMOUNT. Pursuant to the terms and conditions of the December 1996 Loan Agreement, Lender has previously made loans to Borrower for capital expenditures ("Capital Expenditure Loan" or the "Capital Expenditure Loans"). Borrower hereby agrees and acknowledges that there is due and owing the principal sum of Twenty Million ($20,000,000.00) Dollars plus accrued and unpaid interest under said Capital Expenditure Loans. The Capital Expenditure Loans shall be evidenced by the Amended and Restated Secured Capital Expenditure Note, as the same may be renewed, amended, extended or substituted from time to time (the "Capital Expenditure Note") substantially in the form of Exhibit B annexed to this Agreement. The Capital Expenditure Loans shall be payable in accordance with the terms of this Agreement and the Capital Expenditure Note and secured by the Collateral.

                  2.2(2) INTEREST RATE. The Capital Expenditure Loans shall bear interest at a fluctuating interest rate per annum equal to the following:
(i) one-quarter (1/4) of one percentage point above Lender's Prime Rate in effect from time to time, from the date of this Agreement through and including May 31, 1998; (ii) three quarters (3/4) of one percentage point above Lender's Prime Rate in effect from time to time from June 1, 1998 through and including August 31, 1998; (iii) one (1) percentage point above Lender's Prime Rate in the effect from time to time from September 1, 1998 through and including September 30, 1998; (iv) one and one quarter (1 1/4) percentage points above Lender's Prime Rate in effect from time to time from October 1, 1998 through and including October 31, 1998; (v) one and one half (1 1/2) percentage points above Lender's Prime Rate in effect from time to time from November 1, 1998 through and including November 30, 1998; (vi) two (2) percentage points above Lender's Prime Rate in effect from time to time from December 1, 1998 through and including January 4, 1999. Each change in such fluctuating interest rate to take effect simultaneously with the corresponding change in the Prime Rate, without notice to Borrower.

                  2.2(3) REPAYMENT. Interest on the Capital Expenditure Loans shall be due at the end of each calendar month and shall be payable immediately. Any failure or delay by Lender in presenting invoices for interest payments shall not discharge or relieve Borrower of the obligation to make such interest payments. The Capital Expenditure Loans plus all accrued and unpaid interest and fees thereon shall be payable (x) on the Termination Date, or (y) at such other time as is provided in Section 10, Section 12 or elsewhere in this Agreement, whichever of
(x) or (y) shall first occur.

         2.3      BRIDGE LOAN

                  2.3(1) AMOUNT. Lender and Borrower have previously entered into the Bridge Loan Agreement pursuant to which Lender has made a loan to Borrower ("Bridge Loan"). Borrower hereby agrees and acknowledges that there is due and outstanding on the Bridge Loan the principal sum of $10,000,000.00 plus accrued and unpaid interest and costs. The Bridge Loan shall be evidenced by the Amended and Restated Secured Bridge Loan Note, as the same may be renewed, amended, extended or substituted from time to time ("Bridge Note") substantially in the form of Exhibit C annexed to this Agreement. The Bridge Loan shall be paid in accordance with the terms of the Bridge Note but shall be secured by the Collateral and to the extent not inconsistent with the Bridge Note, governed by the terms of this Agreement.

                  2.3(2) INTEREST RATE. The Bridge Loan shall bear interest at a fluctuating interest rate per annum equal to the following: (i) one-quarter (1/4) of one percentage point above Lender's Prime Rate in effect from time to time, from the date of this Agreement through and including May 31, 1998; (ii) three quarters (3/4) of one percentage point above Lender's Prime Rate in effect from time to time from June 1, 1998 through and including August 31, 1998; (iii) one (1) percentage point above Lender's Prime Rate in the effect from time to time from September 1, 1998 through and including September 30, 1998; (iv) one and one quarter (1 1/4) percentage points above Lender's Prime Rate in effect from time to time from October 1, 1998 through and including October 31, 1998; (v) one and one half (1 1/2) percentage points above Lender's Prime Rate in effect from time to time from November 1, 1998 through and including November 30, 1998; (vi) two ( 2) percentage points above Lender's Prime Rate in effect from time to time from December 1, 1998 through and including January 4, 1999. Each change in such fluctuating interest rate to take effect simultaneously with the corresponding change in the Prime Rate, without notice to Borrower.

                  2.3(3) REPAYMENT. Interest on the Bridge Loan shall be due at the end of each calendar month. Any failure or delay by Lender in presenting invoices for interest payments shall not discharge or relieve Borrower of the obligation to make such interest payments. The entire outstanding principal balance of the Bridge Loan, plus all accrued and unpaid interest and fees thereon, shall be due and payable in full on the Maturity Date. IT IS UNDERSTOOD AND AGREED THAT LENDER SHALL BE UNDER NO OBLIGATION TO EXTEND THE MATURITY DATE.

                  2.3(4) RECEIPT OF PAYMENT. Lender acknowledges that it is in receipt of the sum of $5,000,000.00, which sum was delivered by the Borrower to the Lender upon the signing of this Agreement and the Relevant Documents, and which sum was applied to the outstanding principal sum due and owing under the Bridge Note.

         2.4      ADDITIONAL PROVISIONS RE: INTEREST, FEES AND PAYMENTS ON ALL
                  LOANS

                  2.4(1) INTEREST CALCULATION; LAWFUL RATE. Interest on the Revolving Loan, Capital Expenditure Loan and the Bridge Loan shall be calculated on a daily basis upon the unpaid principal balance, with each day representing 1/360th of a year. If the interest rate calculated in accordance with any provision of this Agreement for any of the Loans would at any time exceed the maximum permitted by any law then applicable to such Loans, then for such period as such rate would exceed the maximum permitted by such law (and no longer), the rate of interest payable on the Loans shall be reduced to the maximum permitted by such law.

                  2.4(2) CHARGING PRINCIPAL AND INTEREST PAYMENTS. Lender may, at its discretion, charge the amount of any payment of principal or interest on any of the Loans to any checking or loan account of Borrower, deduct such amount from any future Loan to Borrower or other funds received by Lender against payment of such amount. Borrower hereby consents to all such charges.

                  2.4(3) DEFAULT RATE. Upon the occurrence and during the continuance of any Event of Default hereunder, the Loans shall, at the option of Lender, bear interest at the Default Rate.

                  2.4(4) NON-BANKING DAYS. If any payment pursuant to this Agreement or any of the Relevant Documents shall be stated to be due on a day other than a Banking Day, such payment may be made on the next succeeding Banking Day and such extension of time shall be included in computation of the interest or other payment due.

                  2.4(5) REIMBURSEMENT OF INCREASED COST TO LENDER. If any law, regulation or guideline, or change in any law, regulation or guideline or in the interpretation thereof, or any order or ruling by any Governmental Authority, or compliance by the Bank with any Governmental Rule of any such Governmental Authority, shall impose, modify, or deem applicable to Lender any reserve, capital, special deposit or other requirement or condition in respect of this Agreement or any of the Loans, which results in an increased cost or reduced benefit to Lender in maintaining any of the Loans (as determined by reasonable allocation of the aggregate of such increased costs or reduced benefits to Lender resulting from such event), then Borrower shall pay to Lender from time to time, upon demand, additional amounts sufficient to compensate Lender for such increased costs or reduced benefits. Interest shall be due and payable on each such amount if not paid within ten (10) days after the date of such demand until payment in full thereof at the Default Rate. A certificate setting forth in reasonable detail such increased cost incurred or reduced benefit realized by Lender as a result of any such event shall be conclusive as to the amount thereof, absent manifest error.

                  2.4(6) FEES. Borrower shall pay to Lender a restructure fee of $50,000.00 upon the execution of this Agreement, which fee shall be deemed fully earned and non-refundable. The Borrower acknowledges the obligation to pay all costs, expenses and taxes of Lender referred to in Section 13 herein ("Lender's Costs"). The restructure fee shall be applied to all Lender's Costs provided however, in the event Lender's Costs are in excess of $50,000.00, the Borrower shall be responsible for such excess. In the event Lender's Costs are less than $50,000.00, the remainder shall be retained by Lender as the restructure fee.

                  2.4(7) EXISTING LOANS. Borrower hereby acknowledges that:

                         A. the Existing Loans are due from the Borrower to
Lender without any defense, offset or counterclaim whatsoever;

                         B. the Existing Loans shall henceforth be governed and
paid pursuant to this Agreement; and

                         C. all Existing Loans shall be secured by the
Collateral set forth herein.


3.       SECURITY INTEREST

         3.1 GRANT OF SECURITY INTERESTS. As security for the due and punctual payment and performance of all of the Obligations, whether pursuant to this Agreement or otherwise, Borrower hereby pledges, transfers and assigns to Lender, and grants to Lender security interests in, (a) all of the Collateral wherever located and whether now existing or hereafter created and whether now owned or hereafter acquired by Borrower, and (b) all accessions and additions thereto, replacements and substitutions therefor, and proceeds including, without limitation, all insurance proceeds and products thereof. The security interests granted hereby, and all remedies and other rights stated or referred to in this Agreement or any of the Relevant Documents, shall continue in full force and effect until full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents.

         3.2 FURTHER ASSURANCES. Borrower shall execute and deliver such financing statements and other documents (in form and substance satisfactory to Lender) and take such other actions as Lender may reasonably request from time to time in order to create, perfect or continue the security interests and other liens provided for by this Agreement under the UCC or other applicable state or federal law.

         3.3 RELEASE OF MORTGAGE LIEN. Provided no scheduled payment default under Section 9.1 hereof shall have occurred, Lender shall discharge its mortgage lien on the North Brunswick Property upon receipt by Lender of the principal sum of Five Million ($5,000,000.00) Dollars and accrued interest thereon in immediately available funds (which sum is in addition to the payment received and referred to in Section 2.3(4) above). Provided no Event of Default shall have occurred, and provided no event which with the passage of time or giving of notice or both would constitute an Event of Default, the Lender shall discharge its mortgage lien (i) on the Missouri Property upon its sale to a bona fide purchaser under an arms length transaction and receipt by Lender of the sum of Four Million One Hundred Thousand ($4,100,000.00) Dollars in immediately available funds; and (ii) on the Chicago Property upon its sale to a bona fide purchaser under an arms length transaction and receipt by Lender of the net proceeds (as hereinafter defined) derived from such sale in immediately available funds; the term "net proceeds" shall mean the sale price minus brokerage commissions, customary closing adjustments (i.e., taxes, utilities and the like), and reasonable legal fees and costs related to the sale of the Chicago Property. If a scheduled payment default under Section 9.1 hereof shall have occurred, the Lender shall discharge the mortgage on the North Brunswick Property upon Lender's receipt of
(x) the principal amount outstanding under the Bridge Note, plus accrued interest thereon and all reasonable costs and expenses in connection therewith (collectively, the "Guaranteed Sum"), plus (y) all proceeds from the refinancing or sale of the North Brunswick Property to a bona fide purchaser under an arms length transaction ( or if to the Individual Guarantors, or their nominee, for an amount and under no less favorable terms than could have been obtained in an arms length transaction) in excess of the Guaranteed Sum and the amount required to discharge the Second Mortgage (up to the amount of the third mortgage lien on the North Brunswick Property held by the Lender), and the Lender shall retain all of its rights and remedies as set forth in the mortgages on the Missouri Property and the Chicago Property and shall not discharge said mortgages until all of the Obligations are paid in full.

         Provided no scheduled payment default under Section 9.1 hereof shall have occurred, any monies received by Lender by virtue of the sale or refinancing (as the case may be) of the North Brunswick Property shall be applied to the repayment of the Bridge Loan in full (inclusive of principal, interest, reasonable legal fees, costs and expenses, if applicable). Provided no Event of Default shall have occurred and is continuing, any monies received by Lender by virtue of the sale or refinancing (as the case may be) of the Missouri Property and/or the Chicago Property shall be applied to the repayment of the Loans (inclusive of interest, reasonable legal fees, costs and expenses, if applicable), in the following manner: (i) monies derived from the Missouri Property shall be applied first to the principal and interest, due as of the date of payment, on the Capital Expenditure Loan; up to the sum of Four Million ($4,000,000.00) Dollars, with the balance, if any, to the principal of the Revolving Loan; and (ii) monies derived from the Chicago Property, if any, shall be applied in such order and to such Loan or Loans as Lender in its sole discretion shall determine. Anything herein to the contrary notwithstanding, with respect to any proceeds derived from the Missouri Property which are applied to the Revolving Loan, the Borrower shall have the right to reborrow same pursuant to the terms and conditions of this Agreement.


4.       REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Lender, knowing and intending that Lender will rely thereon in making the Loans contemplated hereby, that the following statements are true and accurate.

         4.1      ORGANIZATION AND QUALIFICATION

                  4.1(1) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction stated at the beginning of this Agreement.

                  4.1(2) Borrower has the power and authority, and all necessary licenses or other authorizations, to own its properties and to carry on its business as now conducted, and is duly qualified and in good standing in each jurisdiction wherein the nature of the property owned or used or of the business conducted requires such qualification, except where the failure to satisfy such requirements would not have a material adverse effect on the Borrower's operations, financial condition, or ability to perform under the terms of this Agreement.

         4.2      DUE AUTHORIZATION; NO DEFAULT

                  4.2(1) The execution, delivery and performance by Borrower of this Agreement, the Notes and the Relevant Documents are within Borrower's powers, have been duly authorized by all necessary action on the part of Borrower, and do not and will not (a) violate Borrower's Certificate of Incorporation or By-Laws, or any Governmental Rule of any Governmental Authority, (b) constitute a breach of, or default under, any agreement, undertaking or instrument [upon receipt of appropriate consents from the New Jersey Economic Development Authority ("NJEDA") and the Banque Nationale De Paris, Houston agency ("BNP") relative to a Loan Agreement between Borrower and NJEDA, Trust Indenture by and among the NJEDA and The National Bank, or the Reimbursement Agreement between Borrower and BNP and related documents, all dated as of April 15, 1993 (separately, the "NJEDA Consent" and the "BNP Consent")] to which Borrower is a party or by which it may be affected, or (c) result in the imposition of any lien, Encumbrance or restriction on any assets of Borrower.

                  4.2(2) Borrower has delivered to Lender true and complete copies of Borrower's resolutions necessary to authorize the transactions contemplated by this Agreement, and of Borrower's Certificate of Incorporation and By-Laws, all as in effect on the date hereof and certified by a duly authorized officer of Borrower.

                  4.2(3) This Agreement and the Relevant Documents upon their execution and delivery, and the Notes upon their issuance, will be legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

         4.3 NO GOVERNMENTAL CONSENT NECESSARY. Except for the NJEDA Consent, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Borrower of this Agreement, any of the Notes or any of the Relevant Documents.

         4.4 NO PROCEEDINGS. Except as forth in Schedule 4.4 to this Agreement, there are no pending or threatened claims, actions, proceedings or investigations before any Governmental Authority that may, singly or in the aggregate, have a material adverse effect on (a) the validity or enforceability of this Agreement, any of the Notes or any of the Relevant Documents, or the ability of Borrower to perform any of its Obligations, or (b) the financial condition or the properties or operations of Borrower.

         4.5      FINANCIAL STATEMENTS.

                  4.5(1) Subject to any limitation stated therein, all balance sheets, income statements and other financial data which have been (as amended, or hereafter to be amended by the filing of a 10KA or a 10QA with the Securities and Exchange Commission) or shall hereafter be furnished to Lender do and will truly and fairly present the financial condition of Borrower as at the respective dates thereof and the results of its operations for the periods ended on such dates, in accordance with GAAP. All other information, reports and other papers and data furnished to Lender are, or will be at the time the same are so furnished, true, accurate and complete in all material respects.

                  4.5(2) Except as shown on the most recent financial statements set forth on Schedule 4.5 to this Agreement, Borrower has no liabilities as of the date hereof which would have an adverse effect on the Collateral or on the financial condition, operations or other properties of Borrower.

         4.6      NO CHANGE IN FINANCIAL CONDITION; SOLVENCY.

                  4.6(1) There has been no material change in Borrower's financial condition since the date of its last financial statements set forth on Schedule 4.5 to this Agreement.

                  4.6(2) Borrower's assets, at a fair valuation, exceed Borrower's liabilities (including, without limitation, contingent liabilities), Borrower has the capacity to pay its debts, and Borrower has capital and assets sufficient to carry on its business.

         4.7 COMPLIANCE WITH LAWS. Except as set forth in Schedule 4.7, Borrower is in compliance in all material respects with all Governmental Rules applicable to its ownership or use of properties or the conduct of its business; Borrower has not received any notice of violation of any of the foregoing; and Borrower is not in violation of any judgment, order or decree of any Governmental Rule.

         4.8 NO OTHER VIOLATIONS. Borrower is not in violation of any term of its Certificate or Articles of Incorporation or Bylaws.

         4.9 TAXES AND ASSESSMENTS. Except as set forth on Schedule 4.9, Borrower has filed all federal, state and local tax returns and other reports it is required to file to the date hereof (or has obtained valid, written extensions as to any not so filed), has paid all taxes, assessments, and other governmental charges due and payable to the date hereof, and has made adequate provision for the payment of such taxes, assessments and charges accrued but not yet payable. Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or other governmental charges not provided for or disclosed in the financial statements set forth on Schedule 4.5 to this Agreement.

         4.10 ACCOUNTS. The list of Accounts, dated December 31, 1997, made available to Lender, is complete as of such date, and contains an accurate aging thereof.

         4.11 INVENTORY. Borrower's Inventory, as reflected by its most recent balance sheet noted on Schedule 4.5, consists of items of a quality and quantity usable or salable in the ordinary course of its business; values of obsolete items, items below standard quality and items in the process of repair have been written down to realizable market value, or adequate reserves have been provided therefor; and values carried on said balance sheet are set at the lower of cost or market, in accordance with GAAP.

         4.12 BOOKS AND RECORDS. Borrower maintains its books and records relative to its Accounts and its Inventory at the address listed in Schedule
4.12 to this Agreement.

         4.13 LOCATION OF COLLATERAL. None of the Inventory, Equipment or other tangible property constituting part of the Collateral is or will be located in or on any premises other than those identified in Schedule 4.12 to this Agreement. Schedule 4.12 contains an accurate record of all landlords of premises leased by Borrower and of all mortgagees of premises owned by Borrower.

         4.14 PLACE OF BUSINESS. The principal place of business and chief executive office of Borrower is located at 1735 Jersey Avenue, North Brunswick, New Jersey 08902. Schedule 4.14 to this Agreement lists all of the other offices or locations in or from which Borrower conducts any of its business or operations.

         4.15 OTHER NAME OR ENTITIES. Except as disclosed on Schedule 4.15 to this Agreement, none of Borrower's business is conducted through any corporate subsidiary, unincorporated association or other entity and Borrower has not, within the seven years preceding the date of this Agreement, (a) changed its name, (b) used any name other than the name stated at the beginning of this Agreement, or (c) merged or consolidated with, or acquired the assets of, any other corporation or business.

         4.16 TITLE AND LIENS. Borrower has good and marketable title to all of the Collateral as sole owner thereof, free and clear of any Encumbrance, except the liens created by this Agreement and identified on Schedule 4.16 to this Agreement and Permitted Encumbrances. None of the Collateral is subject to any prohibition against encumbering, pledging, hypothecating, or assigning the same or requires notice or consent in connection therewith.

         4.17 ERISA. Borrower is in compliance in all material respects with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the related provisions of the Internal Revenue Code, and with all regulations and published interpretations issued thereunder by the United States Treasury Department, the United States Department of Labor and the Pension Benefit Guaranty Corporation ("PBGC"). Neither a reportable event as defined in Section 4043 of ERISA, nor a prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Internal Revenue Code, has occurred and is continuing with respect to any employee benefit plan subject to ERISA established or maintained, or to which contributions have been or may be made, by Borrower or by any trade or business (whether or not incorporated) which together with Borrower would be treated as a single employer under Section 4001 of ERISA (any such trade or business being referred to hereinafter as an "ERISA Affiliate," and any such employee benefit plan being referred to hereinafter as a "Plan"). No notice of intention to terminate a Plan has been filed nor has any Plan been terminated; the PBGC has not instituted proceedings to terminate, or to appoint a trustee to administer, any Plan, nor do circumstances exist that constitute grounds for any such proceedings; and neither Borrower nor any ERISA Affiliate has completely or partially withdrawn from any multi-employer Plan described in Section 4001(a)(3) of ERISA. Borrower and each ERISA Affiliate has met the minimum funding standards under ERISA with respect to each of its Plans; no Plan of Borrower or of any ERISA Affiliate has an accumulated funding deficiency or waived funding deficiency within the meaning of ERISA; and no material liability to the PBGC under ERISA has been incurred by Borrower or any ERISA Affiliate.

         4.18 O.S.H.A. Borrower has duly complied with, and its facilities, business, leaseholds, equipment and other property are in compliance in all material respects with, the provisions of the federal Occupational Safety and Health Act and all rules and regulations thereunder and all similar state and local Governmental Rules; and there are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its facilities, business, leaseholds, equipment or other property under any such Governmental Rules.

         4.19     ENVIRONMENTAL MATTERS.

         Except as disclosed in Schedule 4.19 to this Agreement: (a) no property owned or used by Borrower and located in the State of New Jersey is an "industrial establishment" within the meaning of the New Jersey Industrial Site Recovery Act ("ISRA") or is or has been used for the generation, manufacture, refining, transportation, treatment, storage handling or disposal of any "hazardous substances" or "hazardous wastes" within the meaning of ISRA; (b) the following are all of the Standard Industrial Classification Codes applicable to the properties and operations of Borrower: 2841; (c) Borrower is in compliance with all applicable Environmental Laws; (d) there has been no contamination or release of hazardous substances, at, upon, under or within any property owned or, to the best of Borrower's knowledge, at, upon, or within any property leased by Borrower, and there has been no contamination (as defined in any applicable Environmental Law) or release of hazardous substances (as defined in any applicable Environmental Law) on any other property that has migrated or threatens to migrate to any property owned by Borrower or, to the best of Borrower's knowledge, to any property leased by Borrower; (e) there are not now and never have been above-ground or underground storage tanks at any property owned by Borrower or, to the best of Borrower's knowledge, at any property leased by Borrower; (f) there are no transformers, capacitors, or other items of Equipment containing polychlorinated biphenyls at levels in excess of 49 parts per million, violative of applicable Environmental Law, at any property owned by Borrower or, to the best of Borrower's knowledge, at any property leased by Borrower; (g) other than materials used or produced, held, transported and disposed of in accordance with Environmental Laws, Borrower has not used its operations for, and properties owned or leased by Borrower are not now and have never been used by Borrower (or, to the best knowledge of Borrower after due inquiry, by any predecessor in possession or other Person) for treatment, generation, storage, recycling, or disposal of hazardous substances;
(h) no hazardous substances are present at any property owned by Borrower or, to the best of Borrower's knowledge, at any property leased by Borrower, nor will any hazardous substances be present upon any such property or utilized in the operation thereof by Borrower except which are transported, used, stored, disposed of and otherwise handled in accordance with all Environmental Laws, in proper storage containers; (i) all permits and authorizations required under Environmental Laws for all operations of Borrower have been duly issued and are in full force and effect, including but not limited to those for air emissions, water discharges and treatment, storage tanks and the generation, treatment, storage and disposal of hazardous substances; (j) there are no pending or threatened Environmental Claims against Borrower or any property owned or leased by Borrower; and Borrower has not created or caused any condition or occurrence with respect to any property owned or leased by Borrower that could reasonably be anticipated (x) to form the basis of an Environmental Claim against Borrower or its properties or (y) to cause any property owned or leased by Borrower to be subject to any restrictions on its ownership, occupancy or transferability under any Environmental Law; (k) no notice relating to hazardous substances is contained in any deed relating to any property owned by Borrower or, to the best of Borrower's knowledge, in any deed relating to any property leased by Borrower and there are no facts or conditions on any such property that would require that such a notice be placed in the deed to any such property; (l) no portion of any property owned by Borrower or, to the best of Borrower's knowledge, any property leased by Borrower, contains asbestos-containing material that is or threatens to become friable; and (m) the representations and warranties set forth in this Section
4.19 shall survive repayment of the Obligations and the termination of this Agreement and the Relevant Documents.

         4.20 PROHIBITED BUSINESS ACTIVITIES. Borrower is not (a) engaged principally or as one of its important activities in the business of extending credit for the purpose, immediately, incidentally, or ultimately, of purchasing or carrying "margin stock" (within the meaning of Regulation U); (b) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended from time to time, or a company under the "control" of an "investment company", as those terms are defined in such Act, and shall not become such an "investment company" or under such "control"; or (c) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or an "affiliate" of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended from time to time.

         4.21 MARGIN STOCK. No part of the proceeds of any Loan will be used, directly or indirectly, to purchase or carry any margin stock, to extend credit to others for the purpose of purchasing or carrying any margin stock, or for any purpose that violates any provision of Regulations G, T, U or X issued by the Board of Governors of the Federal Reserve System.

         4.22 REPRESENTATIONS AND WARRANTIES TRUE, ACCURATE AND COMPLETE. None of the representations, warranties or statements to Lender contained in this Agreement, in any of the Relevant Documents or in any other writing delivered to Lender in connection with the Collateral, this Agreement or any of the transactions contemplated thereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make such representation, warranty or statement not misleading in light of the circumstances under which it is made. All of such representations, warranties and statements shall survive as of the date indicated therein until full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents.

5.       AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, until full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents, Borrower shall, unless Lender shall otherwise consent in writing:

         5.1 MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Maintain and preserve in full force and effect its existence and good standing and all other rights, powers, franchises, licenses and qualifications necessary or desirable for its ownership or use of properties material to, or the conduct of, its business.

         5.2 PAYMENT OF TAXES AND OTHER OBLIGATIONS. Pay (a) before they become delinquent, all taxes, assessments and governmental charges imposed upon it or any of its property or required to be collected by it, and (b) in the ordinary course of business, all other indebtedness and liabilities of any kind now or hereafter owing by it, except, in either case, where the same is being contested in good faith and the obligee has not instituted any action to enforce collection.

         5.3 MAINTENANCE OF PROPERTIES. Maintain its properties in good working order and condition, normal wear and tear excepted.

         5.4 NOTICE OF ADVERSE EVENTS. Promptly notify Lender in writing of the occurrence or existence of any of the following: (a) any Event of Default as defined in this Agreement or any event which, with the giving of notice, lapse of time or other condition, would become such an Event of Default; (b) any matter or event which has resulted in, or may result in, a material adverse change in the financial condition or any property or operations of Borrower;
(c) any material claim, action, proceeding or investigation filed or instituted against Borrower, or any adverse determination in any material pending action, proceeding or investigation affecting it; (d) any loss from casualty or theft in excess of $250,000.00, whether or not insured, affecting property of Borrower; (e) whether or not otherwise reportable under this Section 5.4, any complaint, citation, order or other notice of a violation of a claim involving any of the following, if the liability or penalty therefor may exceed $100,000 singly or in the aggregate: any applicable Governmental Rules relating to air emissions, water discharge, noise emissions, solid or liquid disposal, hazardous waste or substances, or other environmental health or safety matters (the notice to Lender to include, along with other relevant information, the name of the complainant or claimant and the nature and potential amount of the claim); (f) any event or condition described in Section 9.15 of this Agreement relating to ERISA; or (g) if any of the representations and warranties contained in this Agreement, or in any of the Relevant Documents or any other writing delivered to Lender by Borrower in connection with this Agreement or any of the transactions contemplated thereby, ceases to be true, correct and complete in any material respect.

         5.5 INFORMATION AND DOCUMENTS TO BE FURNISHED TO LENDER. Furnish to Lender in form and substance satisfactory to it:

                  5.5(1) ANNUAL FINANCIAL STATEMENTS. As soon as available but in no event later than ninety (90) days after the end of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower as of the end of such year and consolidated and consolidating statements of income, cash flows and changes in stockholders' equity for such year (all in reasonable detail and with all notes and supporting schedules), audited by an independent certified public accountants selected by Borrower and reasonably satisfactory to Lender, as presenting the financial condition of Borrower as of the dates and for the periods indicated and as having been prepared in accordance with GAAP, except as may be otherwise disclosed in such financial statements or the notes thereto.

                  5.5(2) QUARTERLY FINANCIAL STATEMENTS. As soon as available but in no event later than forty-five (45) days after the end of each of the first, second and third quarters of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower as of the end of such quarter and consolidated and consolidating statements of income, cash flows and changes in stockholders' equity for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter (all in reasonable detail and with all notes and supporting schedules), certified by the chief financial officer of Borrower as presenting fairly the consolidated financial condition of Borrower as of the dates and for the periods indicated and as having been prepared in accordance with GAAP, except as may be otherwise disclosed in such financial statements or the notes thereto.

                  5.5(3) COMPLIANCE CERTIFICATE. Simultaneously with the delivery of each annual and quarterly financial statement referred to in Sections 5.5(1) and 5.5(2), a completed certificate in form and substance acceptable to Lender ("Compliance Certificate"), executed by an authorized officer of Borrower, and containing such additional information as Lender may request from time to time, (a) certifying that the financial statements being delivered with such Compliance Certificate are true, complete and correct in all material respects, (b) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with all financial covenants for the fiscal period in question, (c) stating (i) whether any Event of Default has occurred or is continuing since the date of the previously delivered Compliance Certificate and the details of same, (ii) without limiting the requirements of (i), stating specifically whether any event has occurred since the date of the previously delivered Compliance Certificate which, with the giving of notice or the lapse of time, would constitute an Event of Default; and (iii) such other information as Lender may from time to time reasonably require to be included in the Compliance Certificate.

                  5.5(4) ACCOUNTANT'S CERTIFICATE/RELIANCE LETTER. Simultaneously with the delivery of the annual financial statements referred to in Section 5.5(1), a certificate of the certified public accountant preparing such statements stating (a) whether or not his/her examination has disclosed the occurrence or continuance of a Default or an Event of Default and, if so a description of such occurrence; and (b) his/her acknowledgment of Lender's reliance upon such financial statements in providing financial accommodations to Borrower which certificate shall also include an affirmative acknowledgment by Borrower that Borrower has knowledge of the submission of such financial statements to Lender and of Lender's reliance thereon.

                  5.5(5) DAILY REPORTS. Daily reports, in form and substance satisfactory to Lender, of all sales and receipts for the previous business day, and, if requested, copies of all invoices evidencing such sales.

                  5.5(6) ACCOUNTS, INVENTORY AND ACCOUNTS PAYABLE REPORTS. Within twenty (20) days of the end of each month, beginning with the end of month of February 1998, and from time to time as Lender may require: certificates and assignment schedules describing the Accounts and Inventory in detail and total, aging reports of Accounts, accounts payable aging reports, and collateral and loan reconciliation reports, all as of the end of such month and in such form as Lender may reasonably require.

                  5.5(7) ERISA DOCUMENTS. As soon as filed or distributed, all ERISA reports, notices, returns and other documents filed as required by or in compliance with ERISA, whether to the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other appropriate agency.

                  5.5(8) VIOLATIONS. Immediately, a copy of any complaint, citation, order or other notice of a violation or claim required to be reported pursuant to Subsection 5.4 of this Agreement.

                  5.5(9) OTHER DOCUMENTS. Promptly upon demand:

                           (A) A certificate executed by an officer of Borrower
satisfactory to Lender stating that there then exists no Event of Default hereunder and no event which, with the giving of notice or lapse of time or other condition, would constitute an Event of Default;

                           (B) Photocopies of documents evidencing right to
payment (and if an Event of Default occurs, all original documents evidencing right to payment, including but not limited to invoices, original orders, and shipping and delivery receipts); and

                           (C) Such other documents or information as Lender
may reasonably request, including financial projections and cash flow analysis.

         5.6 ACCESS TO RECORDS AND PROPERTY. At any time and from time to time, upon request by Lender, give any representative of Lender access, during normal business hours, to inspect any of Borrower's properties and to examine, copy and make extracts from any and all books, records, and documents in the possession of Borrower or any independent contractor relating to Borrower's affairs or the Collateral (including without limitation returns for federal income tax and other taxes).

         5.7      INSURANCE.

                  5.7(1) LIABILITY AND PROPERTY INSURANCE. Maintain at Borrower's expense (with such insurers, in such amounts and with such deductibles (not greater than $10,000.00) as is reasonably satisfactory to Lender, public liability and third party property damage insurance and insurance on the Collateral (including without limitation, insurance against fire, explosion, boiler damage, theft, burglary, pilferage, loss in transit and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses), which insurance shall be evidenced by policies (i) in form and substance reasonably satisfactory to Lender, (ii) designating Lender and its assigns as additional co-insureds and loss payees as their interests may appear from time to time, (iii) containing a "breach of warranty clause" whereby the insurer agrees that (1) a breach of the insuring conditions or any act or neglect of Borrower or any other named insured, (2) the foreclosure or other proceedings or notice of sale or enforcement of any lien or security relating to the property of the Borrower, (3) the occupation of the premises wherein such property is located for purposes more hazardous than are permitted by the policy of insurance, or (4) any errors, omissions, or improper or incorrect reporting by the named insured, shall not invalidate the insurance as to Lender and its assigns, and (iv) requiring at least thirty (30) days' prior written notice to Lender and its assigns before cancellation or any material change shall be effective.

                  5.7(2) COPIES OF POLICIES. Upon demand, deliver to Lender a photocopy of each policy (and if an Event of Default has occurred, the original of each policy) evidencing insurance required by this Section 5.7, together with evidence of payment of all premiums therefor.

                  5.7(3) NOTICE AND PROOF OF LOSS. In the event of loss or damage, forthwith notify Lender and file proofs of loss satisfactory to Lender with the appropriate insurer, but without limiting the rights of Lender pursuant to Subsection 8.1(11).

                  5.7(4) PROCEEDS. Forthwith upon receipt, endorse and deliver insurance proceeds (for any loss or property damage) to Lender, but without limiting the rights of Lender pursuant to Subsection 8.1(11).

                         In no event shall Lender be required either to (i)
ascertain the existence of or examine any insurance policy, or (ii) advise Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

         5.8 CONDITION OF COLLATERAL; NO LIENS. Maintain the Collateral in good condition and repair at all times (normal wear and tear excepted), preserve the Collateral from loss, damage, or destruction of any nature whatsoever, and keep the Collateral free and clear of any Encumbrance, except Permitted Encumbrances including any identified on Schedule 4.16 to this Agreement .

         5.9 RECORDS. Maintain complete and accurate books and records of all its operations and properties, including records of the Collateral and the status of each of the Accounts.

         5.10 DELIVERY OF DOCUMENTS. If any proceeds of Accounts shall include, or any of the Accounts shall be evidenced by, notes, trade acceptances or instruments or documents, or if any Inventory is covered by documents of title or chattel paper, whether or not negotiable, immediately deliver them to Lender appropriately endorsed. Borrower waives protest regardless of the form of the endorsement. If Borrower fails to endorse any instrument or document, Lender is authorized to endorse it on Borrower's behalf.

         5.11 UNITED STATES CONTRACTS. If any of the Accounts arises out of a contract with the United States or any of its departments, agencies or instrumentalities, immediately notify Lender and execute any necessary instruments in order that all money due or to become due under such contract shall be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

         5.12 FURTHER ASSURANCES. From time to time, execute and deliver such further documents and take such further actions as Lender may reasonably request in order to carry out the purposes of this Agreement, the Relevant Documents and any other instruments, documents and agreements which shall be executed concurrently herewith or thereafter with regard to the transactions contemplated by this Agreement.

         5.13 OPERATING ACCOUNTS. Borrower shall maintain its operating accounts with Lender continuously until the Obligations are finally and fully paid and performed.

         5.14 RELATED ENTITIES. Cause each Related Entity to comply with the covenants stated in this Section 5, to the extent relevant to such entity, as if stated with reference to such entity.

         5.15 ENVIRONMENTAL SITE ASSESSMENTS. In the event the Loans have not been paid by June 25, 1998, then in that event, at the request of Lender, Borrower shall deliver to Lender Phase I environmental site assessments for all real property owned or leased by Borrower, in form and substance satisfactory to Lender, and such additional reports that may be requested following the completion of any remediation or further investigation recommended by such site assessment, in a manner satisfactory to Lender.

         5.16 ADDITIONAL DOCUMENTS. The Borrower, through its agents and representatives, shall use its best efforts to obtain and deliver, or cause to be delivered, to Lender the following documents within thirty (30) days from the date of this Agreement, in form and substance satisfactory to Lender: (a) the NJEDA Consent and the BNP Consent; (b) Subordination Agreement executed by Owens-Illinois; (c) Ground Lessor Estoppel Letter and Agreement executed by Witco Chemical Corporation ("Witco") regarding the Chicago Property (the "Witco Estoppel Letter"); and (d) an Estoppel and Consent Agreement executed by The Okonite Company, Inc.; it being understood and agreed that the failure to so obtain any or all of the foregoing items, notwithstanding Borrower's best efforts, shall not be or give rise to a Default or Event of Default hereunder. In addition, the Borrower shall deliver to Lender the mortgage loan title insurance policies for the North Brunswick Property (unless Lender has released its mortgage lien on the North Brunswick Property pursuant to Section 3.3 above); the Missouri Property; and the Chicago Property (if the Witco Estoppel Letter is delivered as provided above with respect to the Chicago Property) on or before June 25, 1998. Anything herein to the contrary notwithstanding, the Borrower's best efforts shall not require it to make any payment or concession to Witco in order to obtain the Witco Estoppel Letter.

         5.17 UNDERTAKING TO PREPAY BRIDGE NOTE. The Borrower, through its agents and representatives, shall use its best efforts to pay in full the Bridge Note on or before June 25, 1998; it being understood and agreed that the failure to prepay the Bridge Note as aforesaid shall not be or give rise to a Default or Event of Default hereunder.


6.       NEGATIVE COVENANTS

         Borrower covenants and agrees that, until full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents, Borrower shall not, unless Lender shall otherwise consent in writing:

         6.1 NO CONSOLIDATION, MERGER, ACQUISITION, LIQUIDATION. Enter into any merger, consolidation, reorganization or recapitalization; take any steps in contemplation of dissolution or liquidation; conduct any part of Borrower's business through any corporate subsidiary, unincorporated association or other entity not disclosed on Schedule 4.15 to this Agreement; or acquire the stock or assets of any person, firm, joint venture, partnership, corporation or other entity, whether by merger, consolidation, purchase of stock or otherwise.

         6.2 DISPOSITION OF ASSETS OR COLLATERAL. Except for the sale-leaseback transactions which are contemplated by Section 3.3, sell, lease, or otherwise transfer or dispose of any or all of the Collateral or other assets of Borrower, other than the sale of Inventory in the ordinary course of business and the retirement of other assets in the normal course of operations.

         6.3 OTHER LIENS. Except for the sale-leaseback transactions which are contemplated by Section 3.3, incur, create or permit to exist, in an aggregate amount at any time exceeding $100,000.00 in excess of Permitted Encumbrances, any Encumbrance, conditional sale or other title retention agreement, financing lease having substantially the same effect as any of the foregoing, or other preferential arrangement of any type, in each case upon or with respect to any assets of Borrower, whether now owned or hereafter acquired, except Permitted Encumbrances.

         6.4 OTHER LIABILITIES. Except as provided in Section 6.3, incur, create, assume or permit to exist any indebtedness or liability on account of either borrowed money or the deferred purchase price of property or services, except (a) the Obligations, (b) indebtedness subordinated to payment of the Obligations on terms approved by Lender in writing, or (c) those liabilities existing on the date of this Agreement and shown by the financial statements referred to in Schedule 4.5 to this Agreement.

         6.5 LOANS. Make loans to any person or entity, other than loans or advances to employees of Borrower, not exceeding $10,000.00 per employee and $50,000.00 in the aggregate.

         6.6 INVESTMENTS. Borrower shall not at any time purchase, acquire or own any stock, bonds, notes, or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to, any other Person, or become a joint venture partner in any joint venture, or agree, become or remain liable to do any of the foregoing, except for: (a) debt securities having a maturity of not more than one year issued or guaranteed by the United States government or by an agency or instrumentality thereof; (b) certificates of deposit, bankers acceptances and time deposits, which in each case mature within one year from the date of purchase thereof and which are issued by a Lender acceptable to Lender; (c) commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by Borrower either (i) is accorded the highest rating by Standard and Poor's Rating Group or Moody's Investors Service, Inc. or (ii) is issued by Lender; (d) capital stock of one or more of its wholly-owned subsidiaries; and (e) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in each case maturing in 12 months or less from the date of acquisition.

         6.7 GUARANTIES; CONTINGENT LIABILITIES. Except as set forth in Section 6.4, (a) assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person or entity (except a subsidiary of Borrower), except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (b) agree to maintain the working capital or net worth of any person or entity or to make investments in any person or entity (except for short-term investment of excess cash as permitted by Section 6.6 above).

         6.8 DIVIDENDS AND OTHER DISTRIBUTIONS. Declare or pay any cash dividend or make any distribution on, or redeem, retire or otherwise acquire directly or indirectly, any share of its stock, or make any distribution of assets to its stockholders without the prior written consent of Lender.

         6.9 TRANSACTIONS WITH AFFILIATES. Enter into any transaction with a person or entity directly or indirectly controlling, controlled by or under the direct or indirect common control of Borrower, on a basis less favorable in a material respect to Borrower than if such transactions were not with such a person or entity.

         6.10 SALE OF INVENTORY. Sell any of the Inventory on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis, or any other basis subject to a repurchase obligation or return right (other than for a customary right of return for damaged or defective goods).

         6.11 REMOVAL OF COLLATERAL. Remove, or cause or permit to be removed, any of the Collateral or other assets from the premises identified on Schedule
4.12 to this Agreement, except for sales of Inventory or the retirement of other assets, all in the ordinary course of business.

         6.12 TRANSFER OF NOTES OR ACCOUNTS. Sell, assign, transfer, discount or otherwise dispose of any Accounts or any promissory note or other instrument payable to it with or without recourse, except for collection without recourse in the ordinary course of business.

         6.13 SETTLEMENTS. Compromise, settle or adjust any claim in a material amount relating to any of the Collateral, other than settlements previously disclosed in writing to Lender and the consolidated class action lawsuit described in Schedule 4.4 hereof. Notwithstanding anything contained herein to the contrary, provided no Event of Default has occurred or is continuing, Borrower shall be permitted to offer and accept trade discounts on Accounts in the ordinary course of its business.

         6.14 MODIFICATION OF GOVERNING DOCUMENTS. Change, alter or modify, or permit any change, alteration or modification of, its Certificate of Incorporation or Bylaws (or partnership agreement) or other governing documents.

         6.15 CHANGE BUSINESS. Cause or permit a material change in the nature of its business as conducted on the date of this Agreement.

         6.16 CHANGE OF LOCATION OR NAME. Change any of the following: (a) the location stated in Section 4.12 of this Agreement for the maintenance of the books and records relative to the Accounts and Inventory, (b) the location of the principal place of business or chief executive office of Borrower as stated in Section 4.14 of this Agreement, or (c) the name under which Borrower conducts any of its business or operations.

         6.17 CHANGE OF ACCOUNTING PRACTICES. Change its present accounting principles or practices in any material respect, except as may be required or permitted by changes in or pursuant to GAAP.

         6.18 INCONSISTENT AGREEMENT. Enter into any agreement containing any provision that would be violated by the performance of the Obligations or Borrower's obligations under any of the Relevant Documents or under any document delivered or to be delivered by it in connection therewith.

         6.19 CURRENT RATIO. Cause, suffer or permit the ratio of Current Assets to Current Liabilities (excluding the Loans, one-half of the principal sum due to the New Jersey Economic Development Authority, and fifty (50%) percent of the trade debt owed to Owens-Illinois, not to exceed $4,500,000.00, but all determined in accordance with GAAP) to be or become less than 1.1 to
1.0 at any time as measured at the end of each month beginning January 31, 1998.


7.       CONDITIONS TO MAKING EXTENSIONS OF CREDIT

         7.1 INITIAL EXTENSION OF CREDIT. The obligation of Lender to make the Loans hereunder is subject to the satisfaction of each of the following conditions precedent:

                  7.1(1) RESTRUCTURED AND RESTATED LOAN AND SECURITY AGREEMENT. Receipt by Lender of a fully-executed copy of this Agreement.

                  7.1(2) SCHEDULES. Receipt by Lender of all schedules to this Agreement prepared by Borrower and Lender's determination that any exceptions shown on such schedules are satisfactory.

                  7.1(3) NOTES. Receipt by Lender of the fully-executed Revolving Note, Capital Expenditure Note and Bridge Note.

                  7.1(4) FINANCING STATEMENTS. Receipt by Lender and filing in the applicable recording office of all required UCC financing statements or amendments reasonably requested by it in connection with the Loans, each signed by the applicable party.

                  7.1(5) LANDLORD'S WAIVERS. Receipt by Lender and filing in the applicable recording office of landlord's waivers for each real property location occupied by Borrower, executed by the owner and/or lessor of such location.

                  7.1(6) MORTGAGES. Receipt by Lender and filing in the applicable recording office of a mortgage for each real property location which is to secure the Obligations, each executed by the fee owner thereof and in recordable form.

                  7.1(7) REAL ESTATE APPRAISALS. Receipt by Lender of real estate appraisals for all real property locations which are subject to a mortgage to Lender, in form and substance satisfactory to Lender.

                  7.1(8) TITLE INSURANCE COMMITMENTS. Receipt by Lender of title insurance commitments, with mortgagee endorsements, in all respects satisfactory to Lender, for all of the real property locations subject to a mortgage.

                  7.1(9) SURVEYS. Receipt by Lender of existing surveys, containing flood plain certificates and in all other respects satisfactory to Lender, for all of the real property locations subject to a mortgage, certified to Lender and the title insurer.

                  7.1(10) GUARANTY AGREEMENT. Receipt by Lender of a guaranty agreement executed by the Guarantor in form and substance acceptable to Lender and its counsel and any Relevant Document to be delivered in connection therewith.

                  7.1(11) INSURANCE. Receipt by Lender of (a) copies of Borrower's insurance policies, containing long-form lender loss payable and mortgagee endorsements satisfactory to Lender and which in all other respects comply with the requirements hereof and any insurance requirements set forth in the Relevant Documents, (b) satisfactory evidence of flood insurance and (c) current insurance certificates for all such policies.

                  7.1(12) ENVIRONMENTAL INDEMNITY AGREEMENT. Receipt by Lender of an Environmental Indemnity Agreement in form and substance satisfactory to Lender and its counsel, indemnifying Lender against Environmental Claims and violation by Borrower of Environmental Laws.

                  7.1(13) SEARCHES. Receipt by Lender of lien, judgment, and standing searches satisfactory to Lender.

                  7.1(14) WARRANT. Receipt by Lender of the Warrant.

                  7.1(15) COMPLETION OF DUE DILIGENCE. Receipt by Lender of all information requested from Borrower in connection with Lender's due diligence review of Borrower and all other parties, and completion of such review by Lender, with results satisfactory to Lender.

                  7.1(16) GOVERNING DOCUMENTS. Receipt by Lender of the following documents for Borrower and any Person comprising Borrower and the Guarantor and any Person comprising the Guarantor;

                           (A) a copy of its articles and/or certificate of
incorporation, certified as true and correct by an authorized officer of such person;

                           (B) good standing certificates issued by the
Secretaries of State of the state where such Person is incorporated and each state where such Person is required to be qualified to do business, each dated not more than 90 days prior to the date hereof;

                           (C) resolutions of its board of directors
authorizing the execution of this Agreement and the Relevant Documents and their performance pursuant thereto, certified by the secretary of such Person as being true, correct, complete and in effect as of the date hereof and in form and substance satisfactory to Lender;

                           (D) a copy of its by-laws and all amendments
thereto, certified by an authorized officer of such Person as being true, correct, complete and in effect;

                           (E) an incumbency certificate for such Person,
showing the names of the officers, their respective titles and containing their true signatures; and

                           (F) such other documents, instruments, records,
opinions, assurances and papers relating to Borrower and any Person comprising Borrower and the Guarantor and any Person comprising the Guarantor, all as Lender or its counsel may reasonably require, all in form and substance satisfactory to Lender and its counsel.

                  7.1(17) OPINION OF COUNSEL. Receipt by Lender of an opinion of counsel to Borrower and the Guarantor, addressed to Lender and in all respects satisfactory to Lender and its counsel.

                  7.1(18) NO DEFAULT CERTIFICATE. Receipt by Lender of a certificate, dated as of the date hereof and executed by an authorized officer of Borrower, stating that, as of such date, there is no Event of Default and to such further effect as Lender or its counsel may reasonably require.

                  7.1(19) FEES. Receipt by Lender of all fees and expenses which are payable to Lender, its counsel, or to third-party providers of services related to the Existing Loans or the closing of this Agreement.

                  7.1(20) GUARANTEE AGREEMENT. Receipt by Lender of a Guarantee Agreement from the Individual Guarantors in form and substance satisfactory to Lender and its counsel, providing, among other things, for the Individual Guarantors to pay to Lender the principal sum of $5,000,000.00, and all accrued interest thereon, on or before June 25, 1998, if the Borrower has not paid or caused to be paid said sum on or before the aforesaid date, which sum shall be applied to the repayment of the Bridge Note, provided no scheduled payment default under Section 9.1 hereof has occurred.

                  7.1(21) MISCELLANEOUS. Receipt by Lender of such other documents, instruments, records, opinions, assurances and papers as Lender or its counsel may reasonably require, all in form and substance reasonably satisfactory to Lender and its counsel.

         7.2      CONDITIONS TO ALL ADVANCES.

                  7.2(1) Lender's obligations to advance any Revolving Loan is subject to the condition that, as of the date of such advance or issuance, no Event of Default or event which, for the lapse of time or giving of notice or both would constitute an Event of Default, shall have occurred and be continuing.

                  7.2(2) Borrower's acceptance of each Revolving Loan under this Agreement shall constitute a confirmation of the matters set forth in Sections 4.1 through 4.22 above as of the date of such Loans. If requested by Lender, Borrower shall further confirm such matters by delivery of a certificate dated the day of the Revolving Loan and signed by a duly authorized officer of Borrower satisfactory to Lender.


8.       ADDITIONAL POWERS OF LENDER

         8.1 POWERS OF ATTORNEY. Borrower hereby constitutes and appoints Lender (and any employee or agent of Lender, with full power of substitution) its true and lawful attorney and agent in fact to take any or all of the actions described below in Lender's or Borrower's name and at Borrower's expense.

                  8.1(1) CHARGES AGAINST CREDIT BALANCES. Lender, without demand, may charge and withdraw from any credit balance that Borrower may then have with Lender, or with any affiliate of Lender, any amount that shall become due from Borrower to Lender under this Agreement or any of the Relevant Documents.

                  8.1(2) EVIDENCE OF LIENS. Lender may execute such financing statements and other documents and take such other actions as Lender deems reasonably necessary or proper in order to create, perfect or continue the security interests and other liens provided for by this

Agreement or any of the Relevant Documents, and Lender may file the same (or a photocopy of this Agreement or of any financing statement signed by Borrower) in any appropriate governmental office.

                  8.1(3) PRESERVATION OF COLLATERAL. Lender, acting in good faith, may take any and all actions that it deems necessary or proper to preserve its interest in the Collateral, including without limitation the payment of debts of Borrower that might impair the Collateral or Lender's security interest therein, the purchase of insurance on Collateral, the repair or safeguarding of Collateral, or the payment of taxes, assessments or other liens thereon. All sums so expended by Lender shall be added to the Obligations, shall be secured by the Collateral, and shall be payable on demand with interest at the Default Rate from the respective dates such sums are expended.

                  8.1(4) LENDER'S RIGHT TO CURE. In the event Borrower fails to perform any of its Obligations, then Lender may perform the same but shall not be obligated to do so. All sums so expended by Lender shall be added to the Obligations, shall be secured by the Collateral, and shall be payable on demand with interest at the Default Rate from the respective dates such sums are expended.

                  8.1(5) VERIFICATION OF ACCOUNTS. Lender may make test verifications of any and all Accounts in any manner and through any medium Lender considers advisable, and Borrower shall render any necessary assistance.

                  8.1(6) COLLECTIONS; MODIFICATION OF TERMS. Upon the occurrence and during the continuance of any Event of Default, Lender may demand, sue for, collect and give receipts for any money, instruments or property payable or receivable on account of or in exchange for any of the Collateral, or make any compromises it deems necessary or proper, including without limitation extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to or consent by Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted under this Agreement or any of the Relevant Documents.

                  8.1(7) NOTIFICATION OF ACCOUNT DEBTORS. Upon the occurrence of an Event of Default, Borrower, at the request of Lender, shall notify the Account Debtors of Lender's security interest in its Accounts. Upon the occurrence of any Event of Default, Lender may notify the Account Debtors on any of the Accounts to make payment directly to Lender, and Lender may endorse all items of payment received by it that are payable to Borrower; until such time as Lender elects to exercise such right of notification, Borrower is authorized to collect and enforce the Accounts.

                  8.1(8) NOTIFICATION AS TO INVENTORY. Upon the occurrence of an Event of Default, Lender may notify the bailee of any Inventory of Lender's security interest therein.

                  8.1(9) ENFORCEMENTS. Upon the occurrence of an Event of Default, Lender may endorse Borrower's name on checks, notes, acceptances, drafts, invoices, bills of lading and any other documents or instruments requiring Borrower's endorsement.

                  8.1(10) MAILS. Upon the occurrence of any Event of Default, Lender may notify the postal authorities to deliver all mail, parcels, and other material addressed to Borrower to Lender at such address as Lender may direct, and Lender may open and deal with same as it deems necessary or proper.

                  8.1(11) INSURANCE. Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and Borrower's name any checks of drafts constituting insurance proceeds.

         8.2 IRREVOCABILITY; LENDER'S DISCRETION. Borrower covenants and agrees that any action described in Section 8.1 may be taken at Lender's sole and absolute discretion, acting in good faith, at any time and from time to time, and (unless stated specifically to the contrary in Section 8.1 with respect to any power) whether prior or subsequent to an Event of Default, and Borrower hereby ratifies and confirms at actions so taken. Borrower further covenants and agrees that the power of attorney granted by Section 8.1 are coupled with an interest and shall be irrevocable until full and final payment and performance of the Loans and all other Obligations under this Agreement and the Relevant Documents; that said powers are granted solely for the protection of Lender's interest and Lender shall have no duty to exercise any thereof; that the decision whether to exercise any of such powers, and the manner of exercise, shall be solely within Lender's discretion; and that neither Lender nor any of its directors, officers, employees or agents shall be liable for any act of omission or commission, or for any mistake or error of judgment, in connection with any such powers.


9.       EVENTS OF DEFAULT


         The occurrence of any of the following shall constitute an Event of
Default:

         9.1 FAILURE TO PAY. Borrower fails to pay when due any principal of or interest on any Revolving Loan, Capital Expenditure Loan or Bridge Loan or any other sum owing to Lender, including without limitation any of the Obligations arising under this Agreement or any of the Relevant Documents or under any other agreement with Lender;

         9.2 FAILURE TO PERFORM. Borrower fails to perform or observe any covenant (including, without limitation, Section 5.16 subject to the qualifications contained therein), term or condition of this Agreement or any of the Relevant Documents, and such default is not cured within three (3) business days following written notification of such violation;

         9.3 CROSS DEFAULT; DEFAULT ON OTHER DEBT. (a) Any other default on any of the Obligations or under any of the Relevant Documents occurs, after applicable notice and cure periods, if any, or (b) default occurs under any indebtedness or other obligation of Borrower, or of any Guarantor of any of the Obligations, to any third party which in the aggregate exceeds One Hundred Thousand ($100,000.00) Dollars, entitling such third party to declare such indebtedness or other obligation due prior to its date of maturity, provided, however, with respect to defaults that exist as of the date of this Agreement, or hereafter occur, in the payment of NJEDA indebtedness; the Borrower's trade debt; or any indebtedness of Borrower to Owens-Illinois, such defaults shall not constitute an Event of Default hereunder unless and until NJEDA or such trade creditor and/or Owens- Illinois takes affirmative action to enforce its rights with respect to such indebtedness and/or trade debt. With respect to any default currently existing under Borrower's obligations to Sanwa Business Credit Corporation ("Sanwa") relating to the sale to Borrower of the Oracle Software System, such default shall not constitute an Event of Default hereunder unless and until Sanwa takes (or threatens to take) any action that in the sole opinion of Lender may have a material adverse effect on Borrower's ability to operate its business in the ordinary course;

         9.4 FALSE REPRESENTATION OR WARRANTY. Any representation, warranty or statement contained in this Agreement, in any of the Relevant Documents or in any other writing delivered to Lender in connection with the Collateral, this Agreement or any of the transactions contemplated thereby, proves to have been incorrect in any material respect when made;

         9.5 CESSATION OF BUSINESS. Borrower ceases to do business as a going concern;

         9.6 CHANGE IN CONDITION. There occurs any material and adverse change in the condition or affairs, financial or otherwise, of Borrower or of any endorser, guarantor or surety for any of the Obligations, which in the reasonable opinion of Lender impairs Lender's security or increases its risks;

         9.7 CHANGE IN MANAGEMENT. At any time Uri Evan ceases to be Chief Executive Officer or otherwise actively involved in the daily management of Borrower.

         9.8 LIQUIDATION OR DISSOLUTION. Borrower takes any action to authorize its liquidation or dissolution;

         9.9 INABILITY TO PAY DEBTS. Borrower (a) becomes unable or fails to pay its debts generally as they become due, (b) admits in writing its inability to pay its debts, or (c) proposes or makes a composition agreement with creditors, a general assignment for the benefit of creditors, or a bulk sale;

         9.10 BANKRUPTCY; INSOLVENCY. Any proceeding is instituted by or against Borrower (a) seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (b) seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or Borrower takes any action to authorize or consent to any action described in this Section 9.10 and not stayed or dismissed within sixty (60) days.

         9.11 JUDGMENTS. One or more judgments or orders for the payment of money exceeding $100,000.00 in the aggregate are rendered against Borrower, and any such judgment(s) or order(s) continues unsatisfied and not effectively stayed for a period of thirty (30) consecutive days;

         9.12 ATTACHMENT. Any substantial part of the assets of Borrower becomes subject to attachment, execution, levy or like process which shall not have been effectively stayed;

         9.13 CONDEMNATION. Any governmental agency, or other entity with power to do so, commences proceedings to condemn, seizes or expropriates assets of Borrower (unless Borrower obtains an injunction against such actions within thirty (30) days from the date of their commencement) necessary for the conduct of Borrower's business as conducted on the date of this Agreement, without material change, or Borrower abandons such assets or suspends operation thereof for a period of thirty (30) consecutive days;

         9.14 ERISA. With respect to any Plan (as defined in Section 4.17 of this Agreement), there occurs or exists any of the events or conditions described in the following clauses (a) through (h) and such event or condition, together with all like events or conditions, could in the opinion of Lender subject Borrower to any tax, penalty or other liability that might, singly or in the aggregate, have a material adverse effect on the financial condition or the properties or operations of Borrower: (a) a reportable event as defined in
Section 4043 of ERISA, (b) a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code, (c) termination of the Plan or filing of notice of intention to terminate, (d) institution of the Pension Benefit Guaranty Corporation of proceedings to terminate, or to appoint a trustee to administer, the Plan, or circumstances that constitute grounds for any such proceedings, (e) complete or partial withdrawal from a multi-employer Plan, or the reorganization, insolvency or termination of a multi-employer Plan, (f) an accumulated funding deficiency within the meaning of ERISA, (g) violation of the reporting, disclosure or fiduciary responsibility requirements of ERISA or the Internal Revenue Code, or (h) any act or condition which could result in direct, indirect or contingent liability to any Plan or the Pension Benefit Guaranty Corporation; or

         9.15 GUARANTY. Any guaranty of any of the Obligations ceases to be effective or any Guarantor denies liability thereunder, it being the understanding of the parties hereto that any default under the terms and conditions of the guarantee agreement executed and delivered to the Lender by the Individual Guarantors shall not constitute an Event of Default hereunder.


10.      REMEDIES


         10.1 RIGHTS IN GENERAL. Automatically upon the occurrence of an Event of Default described in Section 9.10, and at the option of Lender upon the occurrence of any other Event of Default, (a) all provisions for additional Loans under this Agreement shall terminate, (b) the principal and accrued interest of the Revolving Loans, Capital Expenditure Loans and the Bridge Loan, all other amounts payable under this Agreement and all other Obligations shall become and be immediately due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, and (c) Lender shall be entitled to exercise forthwith (to the extent and in such order as Lender may elect, in its sole and absolute discretion) any or all rights and remedies provided for in this Agreement, the Revolving Note, the Capital Expenditure Note, the Bridge Note or any Relevant Documents, all rights and remedies of a secured party under the UCC, and all other rights and remedies that may otherwise be available to Lender by agreement or at law or in equity.

         10.2 SPECIFIC RIGHTS REGARDING COLLATERAL. In addition to the rights as stated generally in Section 10.1, Borrower agrees that, upon the occurrence of an Event of Default, Lender shall be entitled to the rights and remedies, and Borrower shall have the obligations, set forth below:

                  10.2(1) Lender may enter upon the premises where any of the Collateral is located and take possession thereof and, at Lender's option, remove or sell in place any or all thereof.

                  10.2(2) Upon notice from Lender, Borrower shall promptly at its expense assemble any or all of the Collateral and make it available at a reasonably convenient place designated by Lender.

                  10.2(3) Lender may, with or without judicial process, sell, lease or otherwise dispose of any or all of the Collateral at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times and places, with or without having the Collateral at the place of sale or other disposition, to such persons or entities, for cash or credit or for future delivery and upon such other terms, as Lender may in its discretion deem best in each instance. The purchaser of any of the Collateral at any such sale shall hold the same free of any equity of redemption or other right or claim of Borrower, all of which - together with all rights of stay, exemption or appraisal under any statute or other law now or hereafter in effect - Borrower hereby unconditionally waives to the fullest extent permitted by law. If any of the Collateral is sold on credit or for future delivery, Lender shall not be liable for the failure of the purchaser to pay for same and, in the event of such failure, Lender may resell such Collateral.

                  10.2(4) Borrower hereby further agrees that notice of the time and place of any public sale, or of the time after which any private sale or other intended disposition or action relating to any of the Collateral is to be made or taken, shall be deemed commercially reasonable notice thereof, and shall satisfy the requirements of any applicable statute or other law, if such notice (a) is delivered not less than three (3) business days prior to the date of the sale, disposition or other action to which the notice relates, or (b) is mailed (by ordinary first class mail, postage prepaid) not less than ten (10) days prior thereto. Lender shall not be obligated to make any sale or other disposition or take other action pursuant to such notice and may, without other notice or publication, adjourn or postpone any public or private sale or other disposition or action by announcement at the time and place previously fixed therefor, and such sale, disposition or action may be held or accomplished at any times or places to which the same may be so adjourned or postponed.

                  10.2(5) Lender may purchase any or all of the Collateral at any public sale and may purchase at private sale any of the Collateral that is of the type customarily sold in a recognized market or the subject of widely distributed price quotations or as may be further permitted by law. Lender may make payment of the purchase price of any Collateral by credit against the then outstanding amount of the Obligations.

                  10.2(6) Lender may at its discretion retain any or all of the Collateral and apply the same in satisfaction of part or all of the Obligations.

                  10.2(7) Any cash proceeds of sale, lease or other disposition of Collateral shall be applied as follows:

                  First: To the expenses of collecting, enforcing, safeguarding, holding and disposing of Collateral, and to other expenses of Lender in connection with the enforcement of this Agreement, any of the Notes, any of the Relevant Documents, or any other agreement relating to any of the Obligations (including without limitation court costs and the fees and expenses of attorneys, accountants and appraisers), together with interest at the Default Rate from the respective dates such sums are expended;

                  Second: Any surplus then remaining to the payment of interest and principal of the Loans and other sums payable as part of the Obligations, in such order as Lender elects; and

                  Third: Any surplus then remaining to Borrower or whoever may be lawfully entitled thereto.

         10.3     SET-OFF.  Borrower further agrees that:

                  10.3(1) Upon the occurrence of an Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply (or cause any affiliate of Lender to set off and apply) any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owning by Lender or such affiliate to or for the credit or the account of Borrower, against any or all of the Obligations of Borrower now or hereafter existing under this Agreement, any of the Notes or otherwise, irrespective of whether or not Lender shall have made any demand and although such Obligations may be unmatured.

                  10.3(2) If any other lender has participated with Lender with respect to any of the Loans, Borrower hereby authorizes such participating lender, upon the occurrence of any Event of Default, immediately and without notice or other action, at request of Lender, to set off against any of Borrower's Obligations to Lender any deposits held or money owed by such participating lender in any capacity to Borrower, whether or not due, and to remit the money set off to Lender.

                  10.3(3) Any such set-off shall be deemed to have occurred upon the occurrence of such Event of Default, notwithstanding that the book entries relating to same may be made at a later date.

                  10.3(4) The rights stated in this Section 10.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off or lien) that Lender or any participating lender may have.

         10.4 CUMULATIVE REMEDIES; NO WAIVER BY LENDER. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available to Lender by agreement or at law or in equity, and Lender may exercise its remedies concurrently, independently, or successively. No express or implied waiver by Lender of any default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Lender in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingency or similar contingencies, and any single or partial exercise of any particular right by Lender shall not exhaust the same or constitute a waiver of any other right.

         10.5 WAIVERS AND AGREEMENTS RELATING TO REMEDIES. In connection with any action or proceeding arising out of or relating in any way to this Agreement, any of the Notes, any of the Loans, any of the Relevant Documents, any other agreement relating to any of the Obligations, any of the Collateral, or any act or omission relating to any of the foregoing:


                  10.5(1) Borrower agrees that all of the Collateral constitutes equal security for all of the Obligations, and agrees that Lender shall be entitled to sell, retain or otherwise deal with any or all of the Collateral, in any order or simultaneously as Lender shall determine in its sole and absolute discretion, free of any requirement for the marshaling of assets or other restriction upon Lender in dealing with the Collateral; and

                  10.5(2) Borrower agrees that Lender may proceed directly against Borrower for collection of any or all of the Obligations without first selling, retaining or otherwise dealing with any of the Collateral.


11.      ADDITIONAL WAIVERS AND CONSENTS OF BORROWER

         11.1 WAIVERS. Borrower waives demand, presentment, notice of dishonor or protest of any instruments either of Borrower or others which may be included in the Collateral.

         11.2 CONSENTS. Borrower consents to (a) any extension, postponement of time of payment or other indulgence, (b) any substitution, exchange or release of Collateral, (c) any addition to, or release of, any party or person primarily or secondarily liable, and (d) after the occurrence of an Event of Default, any acceptance of partial payments on any Accounts or instruments and the settlement, compromising or adjustment thereof.

         11.3 APPLICATIONS OF PAYMENTS. Subject to the provisions of Section 3.3, Borrower consents and agrees that, whether or not an Event of Default shall have occurred, Lender shall be entitled to apply the proceeds of any payment on account of the Loans made to Lender by or on behalf of Borrower, including, without limitation, any and all proceeds arising from any of the Collateral securing the obligations of Borrower to Lender, in the manner and against the Obligation or Obligations as determined in the sole and absolute discretion of Lender.

         11.4 TAX REFUNDS. Anything herein to the contrary notwithstanding, provided no Event of Default shall have occurred and is continuing, then upon receipt of any tax refund or refunds, Borrower shall pay over to Lender fifty (50%) percent of the amount of each such refund and Lender shall apply said sums to the Loans then outstanding in the manner Lender, in its sole and absolute discretion, shall elect.


12.      TERMINATION OF AGREEMENT

         12.1 TERMINATION CHARGE. On the Termination Date or if this Agreement is terminated at any time and for any reason, Borrower shall pay to Lender:

                  (i) The principal and interest due on the Loans; plus

                  (ii) All other Obligations under this Agreement and the Relevant Documents; plus

                  (iii) The sum of Two Hundred Fifty Thousand Dollars ($250,000.00).


         12.2 RIGHTS UPON TERMINATION. Notwithstanding the termination of this Loan Agreement as herein provided, Lender's security interest, rights and remedies herein set forth shall remain in full force and effect until all Borrower's Obligations are paid in full.

         12.3 RELEASE. IN CONSIDERATION OF LENDER'S ENTERING INTO THIS AGREEMENT, BORROWER AND GUARANTORS HEREBY RELEASE THE LENDER, ITS SUCCESSORS AND ASSIGNS, ATTORNEYS, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES, FROM ANY AND ALL CLAIMS THEY OR ANY OF THEM HAVE, HAD OR MAY CLAIM TO HAVE, AT ANY TIME, AGAINST THE LENDER RELATING TO, ARISING OUT OF OR RESULTING FROM THE DECEMBER 1996 LOAN AGREEMENT, BRIDGE LOAN AGREEMENT, ANY DOCUMENTS AND/OR INSTRUMENTS RELATING THERETO OR SECURING THE OBLIGATIONS, THIS AGREEMENT AND ANY AMENDMENTS HERETO OR THERETO, AT ANY TIME FROM THE BEGINNING OF TIME THROUGH THE DATE HEREOF. LENDER SHALL NOT BE LIABLE OR RESPONSIBLE TO BORROWER OR GUARANTORS FOR ANY ACTS OR OMISSIONS NOR FOR ANY ERROR OF JUDGMENT OR MISTAKE OF LAW OR FACT EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

13.      COSTS, EXPENSES AND TAXES

         Borrower agrees to pay on demand: (a) all costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement, the Notes, the Relevant Documents, and the other documents to be delivered in connection with this Agreement or any amendments to any of the foregoing (including, without limitation, the fees and out-of-pocket expenses of the attorneys for Lender, whether outside counsel or the allocated costs of Lender's internal counsel and the cost of appraisals and reappraisals of Collateral); (b) all losses, costs and expenses incurred by Lender in connection with the enforcement of this Agreement, any of the Notes, any of the Relevant Documents, or any other agreement relating to any of the Obligations, or in the preservation of any rights of Lender under any thereof, or in connection with legal advice relating to the rights or responsibilities of Lender under any thereof (including with limitation court costs and the fees and expenses of attorneys, accountants and appraisers), and any expenditure made by Lender in accordance with this Agreement; and (c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any of the Notes, or any of the Relevant Documents, and all liabilities to which Lender may become subject as the result of delay in paying or omission to pay such taxes. With respect to any amount advanced by Lender and required to be reimbursed by Borrower pursuant to the foregoing provisions of this Section 13, Borrower shall also pay Lender interest on such amount at the Default Rate. Borrower's obligations under this Section 13 shall survive termination of the other provisions of this Agreement.


14.      INDEMNIFICATION BY BORROWER/WAIVER OF CLAIMS

         14.1 INDEMNIFICATION. Borrower hereby covenants and agrees to indemnify, defend and hold harmless Lender and its officers, directors, employees and agents from and against any and all claims, damages, liabilities, costs and expenses (including without limitation, the reasonable fees and out-of-pocket expenses of counsel) which may be incurred by or asserted against Lender or any such other individual or entity in connection with: (a) any investigation, action or proceeding arising out of or in any way relating to this Agreement, any of the Notes, any of the Loans, any of the Relevant Documents, any other agreement relating to any of the Obligations, any of the Collateral, or any act or omission relating to any of the foregoing; (b) any taxes (other than income taxes applicable to the Lender), liabilities, claims or damages relating to the Collateral or Lender's liens thereon; (c) the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event), or the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; or (d) any broker's commission, finder's fee or similar charge or fee in connection with the Loans and the transactions contemplated in this Agreement. It being further understood and agreed that, excluded from the indemnification set forth above, are any claims attributable to the gross negligence or willful misconduct of the Lender and such indemnified person.



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

                  To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 14.1 may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all matters referred to under this Section. It is further understood and agreed that, to the extent a claim indemnified by the Borrower set forth hereunder is in fact paid by the Borrower and/or an insurer under a policy of insurance maintained by the Borrower, the Borrower and/or such insurer, as the case may be, shall be subrogated to the extent of such payment to the rights and remedies of the indemnified person on whose behalf such claim was paid with respect to the transaction or event giving rise to such claim; provided further that such right of subrogation shall not extend to any insurance policy maintained by or on behalf of the Lender or any indemnified person.

         14.2 WAIVER OF CLAIMS. To the extent permitted by applicable law, no claim may be made by Borrower or any other person against Lender or any of its affiliates, directors, officers, employees, agents, attorneys or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract, tort or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Neither Lender nor any of its affiliates, directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the transactions contemplated hereby, except for its or their own gross negligence or willful misconduct.

         14.3 CLAIMS PROCEDURE. The Lender and such indemnified person shall promptly notify the Borrower of any claim as to which indemnification is sought, provided that the failure to provide such notice shall not release the Borrower from any of its obligations to indemnify hereunder, so long as such failure does not in any way prejudice the rights of the Borrower with respect to the availability or extent of coverage of insurance or otherwise result in any material adverse consequence to the Borrower. Subject to the rights of insurers under policies of insurance maintained by the Borrower, the Borrower shall have the right to investigate, and a right in its sole discretion to defend or compromise any claim for which indemnification is sought under this
Section 14, and the Lender or such indemnified person shall cooperate with all reasonable requests of the Borrower in connection therewith. Nothing contained in this Section 14 shall be deemed to require the Lender or such indemnified person to contest any claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

15.      MISCELLANEOUS

         15.1 ENTIRE AGREEMENT; AMENDMENTS; LENDER'S CONSENT. This Agreement (including the Exhibits and Schedules thereto), the Revolving Note, the Capital Expenditure Note, the Bridge Note and the Relevant Documents supersede, with respect to their subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions between the respective parties, whether express or implied, oral or written. No amendment or waiver of any provision of this Agreement, any of the Notes or any of the Relevant Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         15.2 NOTICES. All notices and other communications relating to this Agreement or any of the Notes (or to any of the Relevant Documents, unless otherwise specified therein) shall be in writing, and addressed as follows and sent by hand delivery, registered or certified mail, recognized overnight courier service or telecopier with confirmation of delivery:

                  If to Lender:             PNC Bank, National Association
                                            249 Fifth Avenue
                                            Pittsburgh, Pennsylvania 15222-2707
                                            Attention:  Thomas J. McCool,
                                            Senior Vice President

                  If to Borrower:           USA Detergents, Inc.
                                            1735 Jersey Avenue
                                            North Brunswick, New Jersey  08902
                                            Attention:  Richard Coslow, Chief
                                            Financial Officer

                  With a copy to:

                                            Sheldon Nussbaum, Esq.
                                            Fulbright & Jaworski, LLP
                                            666 Fifth Avenue
                                            New York, New York 10013

                  (The failure to transmit a copy of the notice to the foregoing shall not constitute defective notice to the Borrower.)

         or to such other address as the respective party or its successors or assigns may subsequently designate by proper notice. All notices shall be deemed effective (i) upon receipt of same (whether by personal delivery or transmittal by facsimile/telecopier with confirmation thereof); or (ii) two (2) Banking Days after deposit with an overnight courier; or (iii) three (3) Banking Days if sent by registered or certified mail, postage prepaid, whichever is earlier.

         15.3 GENDER. Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

         15.4 JOINT BORROWERS. If more than one party executes this Agreement as Borrower, then for the purpose of this Agreement the term Borrower shall be read to mean each such party and each party shall be jointly and severally liable as Borrower for the Obligations as defined herein without regard to which party receives the proceeds of any of the Loans. Each such party hereby acknowledges that it expects to derive economic advantage from each of the Loans.



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

         15.5 MAINTAINING ACCOUNTS PAYABLE. Borrower acknowledges that its outstanding accounts payable (exclusive of accrued expenses) has averaged (on a monthly basis) approximately $30,000,000 over the past year. Borrower agrees that it will not alter its business practices concerning the payment of its accounts payable as conducted during the period of November 1, 1996 to November 1, 1997, and in this regard, further covenants and agrees that, at all times there shall remain owing to Lender any Obligations hereunder, it will maintain its accounts payable (exclusive of (i) borrowed money and indebtedness for the payment of machinery and equipment, and (ii) accrued expenses ) at a level of not less than Seven Million Five Hundred Thousand ($7,500,000) Dollars.

         15.6 CROSS DEFAULT; CROSS COLLATERAL. Borrower hereby agrees that (a) all other agreements between Borrower and Lender or any of Lender's affiliates are hereby amended so that a default (after applicable notice and cure periods, if any,) under this Agreement is a default under all other agreements and a default (after applicable notice and cure periods, if any,) under any one of the other agreements is a default under this Agreement, and (b) the Collateral under this Agreement secures the Obligations now or hereafter outstanding under all other agreements between Borrower and Lender or any of Lender's affiliates and the collateral pledged under any other agreement with Lender or any of its affiliates secures the Obligations under this Agreement.

         15.7 BINDING EFFECT; GOVERNING LAW. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender. This Agreement, the Notes, the Relevant Documents and the other documents delivered in connection with this Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

         15.8 FURTHER ASSURANCES. The Borrower shall execute and deliver from time to time hereafter, such additional instruments, certificates and documents, and shall take all actions, as the Lender shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement, the Notes, or any other Relevant Documents, and upon the exercise by the Lender of any power, right, privilege or remedy pursuant to this Agreement, or any other Relevant Documents, which require any consent, approval, registration, qualification or authorization of any governmental authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Lender that may be so required to obtain.

         15.9 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         15.10 SEVERABILITY OF PROVISIONS. Any provision of this Agreement, any of the Notes or any of the Relevant Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, such Notes or such Relevant Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

         15.11 TABLE OF CONTENTS; HEADINGS. The table of contents and headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor affect its meaning, construction or effect.

         15.12 EXHIBITS AND SCHEDULES. All of the Exhibits and Schedules to this Agreement are hereby incorporated by reference herein and made a part hereof.

         15.13 FURTHER ACKNOWLEDGMENTS AND AGREEMENTS OF BORROWER AND LENDER.

                  (A) Borrower and Lender acknowledge and agree that they (i) have independently reviewed and approved each and every provision of this Agreement, including the Exhibits and Schedules attached hereto and any and all other documents and items as they or their counsel have deemed appropriate, and
(ii) have entered into this Agreement and have executed the closing documents voluntarily, without duress or coercion, and have done all of the above with the advice of their legal counsel or have knowingly and voluntarily elected to proceed without advice of legal counsel.

                  (B) Borrower and Lender agree that this Agreement is an amendment and restatement, in its entirety, of the terms and conditions of the December 1996 Loan Agreement and the Bridge Loan Agreement.

         15.14 GENERAL LIMITATION ON AMOUNT OF LIABILITY. Notwithstanding any other provisions of this Agreement, the obligations of Borrower hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of Borrower in respect of intercompany indebtedness to the Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by Borrower hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of Borrower pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among Borrower and other Affiliates of the Borrower of obligations arising under any security provided by such parties.


16.      WAIVER OF JURY TRIAL, CONSENT TO JURISDICTION.

         16.1 WAIVER OF JURY TRIAL. BORROWER AND LENDER ACKNOWLEDGE AND AGREE THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY BORROWER OR LENDER ON OR WITH RESPECT TO ANY LOANS, LETTERS OF

CREDIT, THE OBLIGATIONS OR THE RELEVANT DOCUMENTS OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO SHALL BE TRIED ONLY BY COURT AND NOT BY A JURY AND EACH PARTY HEREBY WAIVES THE RIGHT TO TRIAL BY JURY. BORROWER AND LENDER AGREE THAT THIS SECTION IS A MATERIAL AND SPECIFIC ASPECT OF THIS AGREEMENT AND LENDER WOULD NOT CONTINUE TO EXTEND CREDIT IF THE WAIVER SET FORTH IN THIS SECTION WAS NOT A PART OF THIS AGREEMENT.

         16.2     CONSENT TO JURISDICTION; SERVICE OF PROCESS.

                  16.2(1) Borrower and Lender consent to the jurisdiction of any court of the State wherein the office of Lender set forth in the first page hereof is located and of any federal court located in such State and waive any right to object to such court as an inconvenient forum.

                  16.2(2) Borrower waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made as Lender may elect, by certified mail directed to Borrower at the location provided in Section 15.2 for notices to Borrower or, in the alternative, in any other form or manner permitted by law.


17. ACKNOWLEDGMENT OF WAIVERS. THIS AGREEMENT PROVIDES FOR THE WAIVER OF RIGHTS AND REMEDIES. BORROWER ACKNOWLEDGES THAT IT IS REPRESENTED BY COUNSEL (OR HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL) AND THAT SUCH COUNSEL HAS REVIEWED AND EXPLAINED THE MEANING OF THESE WAIVERS TO BORROWER.

         IN WITNESS WHEREOF, the undersigned have set their hands and seals or caused these presents to be executed by their proper corporate officers and sealed with their seal the day and year first above written.

                                       USA DETERGENTS, INC., Borrower


                                       By: /s/ Uri Evan
                                           ________________________________

                                       Name: Uri Evan
                                             _______________________________

                                       Title: Chairman of the Board and
                                              Chief Executive Officer
                                              ______________________________

                                       PNC BANK, NATIONAL ASSOCIATION,
                                       Lender


                                       By:  /s/ Kevin D. Drew
                                           --------------------------------
                                            Kevin D. Drew, Vice President